As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333 – 148086

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

ON

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NATIONAL HEALTH PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	8090 (Primary Standard Industrial Classification Code Number)	04-3786176 (I.R.S. Employer Identification No.)

National Health Partners, Inc.

120 Gibraltar Road, Suite 107

Horsham, PA 19044

(215) 682-7114

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Alex Soufflas

Chief Financial Officer

National Health Partners, Inc.

120 Gibraltar Road, Suite 107

Horsham, PA 19044

(215) 682-7114

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form S-1 to Registration Statement on Form SB-2, Registration No. 333-148086 is being filed for the sole purpose of updating the financial statements and other information and to reflect sales and other changes in beneficial ownership of our shares by the selling security holders.

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2009

PRELIMINARY PROSPECTUS

NATIONAL HEALTH PARTNERS, INC.

638,250 shares of common stock

The 638,250 shares of our common stock, $.001 par value per share, are being offered by the selling security holders identified in this prospectus.  All of the shares are issuable upon the exercise of outstanding warrants.  The warrants were issued by us in private placement transactions.

The selling security holders may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices.  We will not receive any part of the proceeds from sales of these shares by the selling security holders.

Our common stock trades on the OTC Bulletin Board under the symbol “NHPR.”  The closing price of our common stock on the OTC Bulletin Board on April 23, 2009, was $0.14 per share.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2009.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.  WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.  YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all of the information that you should consider before investing in the common stock.  You should read carefully the entire prospectus, including “Risk Factors” and the financial statements and notes thereto, before making an investment decision.

Unless otherwise indicated or the context otherwise requires, all references to the “Company,” the “registrant” “we,” “us” or “our” and similar terms in this prospectus refer to National Health Partners, Inc. and its subsidiaries.

National Health Partners, Inc.

We are a national healthcare membership organization that provides affordable healthcare programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called CARExpressTM.  CARExpressTM is a network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of an aggregate of over 1,000,000 healthcare professionals nationwide that render their services and products to our members at substantially discounted prices.  CARExpressTM enables our members to engage in point-of-service transactions directly with these healthcare providers and receive discounts from the providers.

Our membership programs provide low-cost alternatives to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by basic health insurance or who are unable to obtain basic health insurance due to their medical history, age or occupation.  For a monthly fee, our members pay discounted prices that are typically between 10% and 50% less than the retail price of participating healthcare provider products and services.   Acceptance into our membership programs is unrestricted, and our programs may be utilized by the member’s entire household.  We also offer limited insurance benefits that can be added to our membership programs through which our members can obtain even greater savings.  We believe our commitment to flexibility in product design, systems and operations for a range of distribution models will contribute directly to our success and help distinguish us from our competitors.

Our strategy is to sustain and expand our position as a provider of unique healthcare membership programs.  We are focusing predominantly on underserved markets where individuals either have limited healthcare benefits or no healthcare benefits.  Through product design, competitive membership pricing and strong distribution channel partners, we plan to fill a significant void in the healthcare market that insurance companies have not addressed.

Our principal executive offices are located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, and our telephone number is (215) 682-7114.  We maintain a customer Web site at www.carexpresshealth.com.  Information contained on our Web site does not constitute part of this prospectus.

The Offering

This prospectus covers the public sale of 638,250 shares of common stock to be sold by the selling security holders identified in this prospectus.  All of the shares are issuable upon the exercise of outstanding warrants.

The selling security holders may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices.  We will not receive any part of the proceeds from sales of these shares by the selling security holders.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock.  The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our stock.   In addition to these risks, our business may be subject to risks currently unknown to us.  If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Associated With Our Business

We are an early-stage company with an unproven business model, which makes it difficult for us to evaluate our current business and future prospects.

While we are actively engaged in marketing our membership programs to the public and are experiencing rapid growth in sales of our membership programs, we have generated only a small amount of revenue to date.  In addition, since we have only been offering our membership programs to the public since 2003, we have very limited historical data with respect to sales of our health membership cards.  As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects.  Because of our limited operating history and because the discount medical plan industry is rapidly evolving, we have limited insight into trends that may emerge and affect our business.  We may make errors in predicting and reacting to relevant business trends, which could harm our business.

Before purchasing our common stock, you should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein.  We may not be able to successfully address any or all of these risks.  Failure to adequately address such risks could cause our business, financial condition and results of operations to suffer.

We have a history of losses and the report of our independent accountants issued in connection with the audit of our financial statements contained a qualification raising a substantial doubt about our ability to continue as a going concern.

We have recognized net losses in each fiscal quarter since our inception and as of December 31, 2008, had an accumulated deficit of approximately $24.5 million.  We incurred net losses to common stockholders of approximately $3.0 million for the year ended December 31, 2008 and approximately $3.5 million for the year ended December 31, 2007.  As a result of these conditions, the report of our independent accountants issued in connection with the audit of our financial statements as of and for our fiscal year ended December 31, 2008 contained a qualification raising a substantial doubt about our ability to continue as a going concern.  While we expect to begin generating net profits from operations during 2009, we can provide no assurance that this expectation will be met.  As a result, we may continue to generate losses for the foreseeable future.

We will need to raise additional funds in the future to cover our long-term contractual obligations and operating expenses, which funds may not be available or, if available, may not be available on acceptable terms.

We have significant long-term contractual obligations that we must satisfy over the next several years.  We are a party to employment agreements with David M. Daniels, Alex Soufflas and Patricia S. Bathurst pursuant to which they are currently entitled to receive annualized base salaries of $382,800, $319,440 and $175,692, respectively.  We must also make payments under the operating lease for our office space in Horsham, Pennsylvania in the aggregate amount of approximately $173,000 over the next 12 months.  A summary of the material terms of these employment agreements and the lease and our financial obligations thereunder is provided herein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contractual Obligations.”  If we are unable to satisfy these obligations as they become due, our business may be materially and adversely affected.

We also expect to continue to incur significant operating expenses over the next 12 months as we:

•                  develop new membership programs;

•                  recruit additional marketing and distribution partners and hire additional personnel, including sales personnel, customer service staff and support staff;

•                  leverage and develop relationships with additional preferred provider organizations (“PPOs”) and provider networks;

•                  upgrade our operational and financial systems, procedures and controls; and

•                  comply with state and federal laws governing our business operations, comply with Securities and Exchange Commission (“SEC”) reporting requirements and fulfill the other responsibilities that we have as a public company.

We may also experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties.

We believe that our current cash resources will not be sufficient to sustain our current operations for the next 12 months.  As a result, we will need to raise additional funds during the next 12 months.  We have not made arrangements to obtain additional financing and we can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all.  If we cannot raise funds when they are needed or if such funds cannot be obtained on acceptable terms, we may not be able to pay our costs and expenses as they are incurred, sell or create new membership programs, execute our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.  This may seriously harm our business, financial condition and results of operations.

We currently generate almost all of our revenue through a limited number of marketing and distribution partners.

A limited number of marketing and distribution partners currently generate almost all of our revenue for us.  Although we are in the process of expanding the number of marketing and distribution partners selling our membership programs, we can provide no assurance that we will be successful in adequately doing so.  In the event any of our significant marketing and distribution partners stops selling our programs to prospective members, or if prospective members do not purchase our programs through these marketing and distribution partners, our business, financial condition and results of operations could be materially and adversely affected.

We must develop and expand our use of marketing and distribution partners to increase revenue and improve our operating results.

Our success will depend in large part upon our ability to attract, retain and motivate the marketing and distribution partners that market our membership programs.   We will need to expand our existing relationships and enter into new relationships with marketing and distribution partners in order to increase our current and future market share and revenue.  We compete with all types of healthcare companies throughout the United States for marketing and distribution partners.  We can provide no assurance that we will be able to maintain and expand our existing relationships or enter into new relationships, or that any new relationships will be available on commercially reasonable terms.  If we are unable to maintain and expand our existing relationships or enter into new relationships with marketing and distribution partners, we may lose customer introductions, co-marketing benefits and sales, and our operating results may suffer.

Our reliance on brokers, agents, unions, associations and other organizations for sales of our membership programs could result in reduced revenue growth because we have little control over them.

Brokers, agents, unions, associations and other organizations currently account for most of our revenue.  None of these parties is obligated to continue selling our membership programs.  Our ability to generate increased revenue depends significantly upon the ability and willingness of these parties to market and sell our membership programs throughout the United States.  If they are unsuccessful in their efforts or are unwilling or unable to market and sell our programs, our operating results may suffer.

We cannot control the level of effort these parties expend or the extent to which any of them will be successful in marketing and selling our membership programs.  These parties typically offer and sell our programs on a part-time basis, and may engage in other business activities.  They also may give higher priority to the products or services of our competitors and reduce the amount of effort they devote to marketing our programs.  We may not be able to prevent these parties from devoting greater resources to support our competitors’ products and reducing or eliminating their efforts to sell our programs.

We are dependent upon insurance brokers and agents to offer and sell our CARExpress PlusTM programs.

We rely primarily upon insurance brokers and agents to offer and sell our CARExpress PlusTM programs.  These insurance brokers and agents may offer and sell membership programs that are competitive with ours and may give higher priority and greater incentives (financial or otherwise) to other membership programs, reducing their efforts devoted to the marketing and distribution of our CARExpress PlusTM programs. Also, our ability to attract and retain independent insurance agencies could be negatively affected by adverse publicity relating to our products and services or our operations.  Development and maintenance of the relationships with insurance brokers and agents may in part be based on professional relationships and the reputation of our management and marketing personnel.  Consequently, these relationships may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships.  The loss of a significant number of insurance brokers and agents or the loss of a key insurance broker or agent for any reason could adversely affect our revenue and operating results, or could impair our ability to establish new relationships or continue strategic relationships with other insurance brokers and agents.

We currently rely on a small number of PPOs and other provider networks, the loss of any one of which or the change in our relationship with any one of which could have a material adverse effect on our business.

CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers and HealthFi are the principal PPOs and provider networks through which our members receive savings on healthcare products and services through our membership programs.  Our agreements with these parties are not exclusive, so they may choose to partner with one of our competitors or compete directly with our programs.  In addition, these agreements may be terminated by either party on between 45 and 180 days’ prior written notice.  While we currently have a good relationship with each of these parties, we can provide no assurance that we will continue to have a good relationship with any of them in the future.  If these organizations choose to partner with our competitors or compete directly with our programs, our business could be adversely affected.  In addition, if, for any reason, we should lose a provider relationship and be unable to promptly replace it with a new one, we may be unable to offer certain benefits to members, which could have a negative impact on our sales.

We must develop and maintain relationships with PPOs and other provider networks within each market area that our services are offered.  Developing and maintaining relationships with PPOs and provider networks is based in part on professional relationships and the reputation of our management and marketing personnel.  Our PPO and provider network relationships may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships.  The loss of a PPO or provider network within a geographic market area that is not be replaced on a timely basis, or at all, could have a material adverse effect on our business, financial condition, and results of operations.

We must develop and maintain relationships with insurance companies for the insurance benefits included in our CARExpress PlusTM programs.

We are not an insurance company.  The insurance benefits that we offer as part of our CARExpress PlusTM programs are developed and offered by a third-party insurance company.  We currently rely upon The United States Life Insurance Company in the City of New York (“U.S. Life”) for all of the insurance benefits that we include in our CARExpress PlusTM programs.  The loss or termination of this strategic relationship could adversely affect our revenues and operating results and may also impair our ability to maintain and attract new insurance brokers and agents to offer our CARExpress PlusTM programs to the public.

We must develop and maintain relationships with several insurance companies so that we can continue offering insurance benefits as part of our CARExpress PlusTM programs.  Development and maintenance of relationships with insurance companies may in part be based on professional relationships and the reputation of our management and marketing personnel.  Consequently, the relationships with insurance companies may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships.  Our success and growth will depend in large part upon our ability to establish and maintain these strategic relationships, contractual or otherwise, with various insurance companies to provide their products and services.

Because we expect to derive substantially all of our future revenue from our membership programs, any failure of these programs to satisfy customer demands or to achieve meaningful market acceptance may seriously harm our business.

Substantially all of our revenue comes from monthly membership fees that we receive from the sale of our membership programs.  We expect our membership programs to continue to account for substantially all of our revenue for the foreseeable future.  If, for any reason, revenue derived from sales of our membership programs declines or does not grow as rapidly as we anticipate, our operating results and our business may be significantly impaired.  If our membership programs fail to meet the needs of our target customers, or if they do not compare favorably in breadth and price to competing products, our growth may be limited.  We cannot assure you that our membership programs will achieve meaningful market acceptance.  If we cannot develop a market for these programs, or if a market develops more slowly than expected, our business, financial condition and results of operations may suffer.

We may not be able to develop new membership programs at a rate required by our rapidly changing market.

Our future success depends on our ability to develop new membership programs that keep pace with the rapidly evolving discount medical plan industry and that address the changing needs of our customers.  We may not be successful in either developing such programs or achieving market acceptance of any new programs that we develop.  Uncertainties about the timing and nature of changes to healthcare regulations and the evolution of the discount medical plan industry could delay our development of new programs or increase the expenses in developing them.  The failure of our membership programs to satisfy the needs of our customers may limit or reduce the market for these programs, result in customer dissatisfaction, and seriously harm our business, financial condition and results of operations.

Government regulation may adversely affect our financial position and operations.

We market and sell our membership programs without the need for an insurance license by any federal, state or local regulatory licensing agency or commission.  By contrast, companies that provide insurance benefits and operate health maintenance organizations (“HMOs”) and PPOs are regulated by state licensing agencies and commissions. These regulations extensively cover operations, including scope of benefits, rate formulas, delivery systems, utilization review procedures, quality assurance, enrollment requirements, claim payments, marketing and advertising.  Several states have enacted laws and regulations governing membership programs such as ours and additional states may, in the future, determine that our membership programs are subject to governmental regulation, which may adversely affect or limit our future operations.  Compliance with these statutes and regulations is costly and may limit our operations.  The cost of complying with these laws and regulations has and will likely continue to have a material effect on our financial position.

Government regulation of health insurance, healthcare coverage and health membership plans is a changing area of law and varies from state to state.  The sale of insurance products and the licensing of insurance brokers and agents are subject to regulation and supervision, predominantly by state authorities.  While the scope of regulation and form of supervision may vary from state to state, insurance laws relating to the sale of insurance products and licensing of insurance brokers and agents are often complex and generally grant broad discretion to supervisory authorities in adopting regulations.  States have broad powers over the granting, renewing and revoking of licenses and approvals, marketing activities and the receipt of commissions.  Although we are not an insurance company, the insurance company from which we obtain the limited insurance benefits included in our CARExpress PlusTM membership programs is subject to various federal and state regulations applicable to its operations.  This insurance company must comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations.  We may also be limited in how we market and distribute our CARExpress PlusTM membership programs as a result of these laws and regulations.

We market our CARExpress PlusTM membership programs through an association that has been formed to provide various consumer benefits to its members.  This association may include in its benefit packages insurance products that are issued under group or blanket policies covering the association’s members.  Most states allow these programs to be sold under certain circumstances without a licensed insurance agent making each sale.  If a state later determines that our sales of these programs do not comply with their regulations, our ability to continue selling these programs would be affected and we might be subject to fines and penalties and may have to issue refunds or provide restitution to the association and its members.

Our continued growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We are experiencing rapid growth in our operations which is placing, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure.  Our future success will depend in part upon the ability of our management to manage growth effectively.  This may require us to hire and train additional personnel to manage our expanding operations.  In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures.  If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

We face increasing competition from more established companies that have significantly greater resources than we do that may place pressure on our pricing and that could prevent us from increasing revenue or attaining profitability.

The discount medical plan industry is rapidly evolving and competition for members is becoming increasingly intense.  Our membership programs are similar to or directly in competition with products and services offered by many of our direct and potential competitors.  Some of our healthcare providers may provide, either directly or through third parties, programs that directly compete with our programs.  If discount medical plan programs become standard features of healthcare companies, the demand for our membership programs may decrease.  In addition, the PPOs and provider networks that we use may decide to develop or sell competing products instead of our membership programs.  Moreover, even if our membership programs provide a greater breadth of products and services and greater price discounts than programs offered by other companies operating in the discount medical plan industry, potential customers might accept this limited offering in lieu of purchasing our membership programs due to their lack of familiarity with our programs.

Some of our competitors enjoy substantial competitive advantages, such as:

•                  programs that are functionally similar or superior to our membership programs;

•                  established reputations relating to membership programs;

•                  greater name recognition and larger marketing budgets and resources;

•                  established marketing relationships and access to larger customer bases; and

•                  substantially greater financial, personal and other resources.

We compete with numerous well-established companies that design, market and sell discount medical plan programs.  Our current principal competitors include companies that offer healthcare products and services through membership programs, as well as insurance companies, PPOs, provider networks and other organizations that offer health benefit programs to their customers.  Some of our competitors may be companies that have programs that are functionally similar or superior to our membership programs.  Most of our competitors possess substantially greater financial, marketing, personnel and other resources than us.

We can provide no assurance that our current or future competitors will not:

•                  provide discount medical plan programs comparable or superior to our programs at lower membership prices;

•                  adapt more quickly to evolving healthcare industry trends or changing industry requirements;

•                  respond more quickly and effectively to new or changing opportunities, technologies, standards or customer requirements;

•                  increase their emphasis on programs similar to ours to more effectively compete with us; or

•                  successfully recruit marketing companies, brokers and agents by offering more attractive compensation plans.

For these and other reasons, we may not be able to compete successfully against our current and future competitors.  Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could have a material, adverse effect on our business, financial condition and results of operations.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner.

Our success depends largely upon the continued services of our executive officers and other key management and development personnel.  While we have entered into employment agreements with each of our executive officers, they may each terminate their employment with us at any time without penalty.  We do not maintain key person life insurance policies on any of our employees.  The loss of one or more of our key employees could seriously harm our business, financial condition or results of operations.  In such an event we may be unable to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

We have experienced periods during which we were unable to bill our members due to service interruptions from our merchant processors.

Our ability to collect monthly membership fees from our members is largely dependent upon our ability to charge our monthly membership fees to our members’ credit cards.  Substantially all of our members pay their monthly membership fees to us through monthly debits to their credit cards.  We utilize the services of merchant processors to process these credit card transactions for us.  In the past, we have been subject to service disruptions as the result of our merchant processors terminating their agreements with us.  While we have taken several precautions to prevent such actions from disrupting our ability to process credit cards in the future, it is possible that we may experience additional service interruptions by the merchant processors that we use.  Any such disruptions may result in our loss of a significant number of members and a significant amount of revenue, either of which would have a material adverse affect on our results of operations.

Our systems may be vulnerable to security risks or service disruptions that could harm our business.

Although we have taken measures to secure our systems against security risks and other causes of disruption of electronic services, our servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests.  In addition, certain of our services are based upon the collection, distribution, and protection of sensitive private data.  Unauthorized users might access that data, and human error or technological failures might cause the wrongful dissemination of that data.  If we experience a security breach, the integrity of certain of our services may be affected and such a breach could violate certain of our marketing partner agreements, which could give our marketing and distribution partners the right to terminate their agreements with us.  We have incurred, and may incur in the future, significant costs to protect against the threat of a security breach.  We may also incur significant costs to solve problems that may be caused by future breaches or to prevent such breaches.  Any breach or perceived breach could subject us to legal claims from our marketing and distribution partners or customers and/or regulatory or law enforcement authorities under laws that govern the protection of non-public personal information.   Moreover, any public perception that we have engaged in the unauthorized release of, or have failed to adequately protect, private information could adversely affect our ability to attract and retain members and customers.  Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from purchasing our membership programs.  Any such events could substantially harm our business, results of operations and financial condition.

Our failure to adequately protect our CARExpressTM brand and other intellectual property could have an adverse effect on our business.

Intellectual property is important to our success.  We rely upon confidentiality procedures and contractual provisions to protect our business, proprietary technology and CARExpressTM brand.  Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information.  We have obtained registered trademarks from the United States Patent and Trademark Office for the words “CARExpress” and “CARExpress Plus” as well as our CARExpressTM brand.  We may apply for legal protection for certain of our other intellectual property in the future.   These trademarks and any additional legal protection we may obtain in the future may be challenged by others or invalidated through administrative process or litigation.  As a result, our means of protecting our proprietary technology and brands may be inadequate.  Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.  Any such infringement or misappropriation could have a material adverse effect on our business, financial condition and results of operations.

Because competition for our target employees is intense, we may not be able to attract and retain the highly-skilled employees that we need to support our planned growth.

To execute our growth plan, we must attract and retain highly-qualified personnel.  We need to hire additional personnel in virtually all operational areas, including selling and marketing, operations and technical support, customer service and administration.  Competition for these personnel remains intense, especially for individuals with high levels of experience in designing and developing health membership programs.  We may not be successful in attracting and retaining qualified personnel.  Many of the companies with which we compete for experienced personnel have greater resources than we have.  If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If we acquire any healthcare companies or products in the future, such companies and products could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results.

We may acquire or make investments in complementary healthcare companies, businesses, assets, products and services in the future.  We have not made any such acquisitions or investments to date, and therefore, our ability to make acquisitions or investments is unproven.  Acquisitions and investments involve numerous risks, including:

•                  difficulties in integrating operations, technologies, services and personnel;

•                  the diversion of financial and management resources from existing operations;

•                  the risk of entering new markets;

•                  the potential loss of key employees; and

•                  the inability to generate sufficient revenue to offset acquisition or investment costs.

In addition, if we finance any acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock.  As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

Risks Associated With Our Industry

The discount medical plan industry is rapidly evolving and if we are not successful in promoting the benefits of our membership programs and CARExpressTM brand, our growth may be limited.

Based on our experience with consumers, we believe that many consumers are not familiar with the discount medical plan industry and the benefits provided by these membership programs.  In addition, there may be a limited-time opportunity to achieve and maintain a significant share of the market for these membership programs due in part to the rapidly evolving nature of the discount medical plan industry and the substantial resources available to our existing and potential competitors.  If people do not recognize or acknowledge these benefits, the market for our CARExpressTM membership programs may develop more slowly than we expect, which could adversely affect our operating results.

Developing and maintaining consumer awareness of our CARExpressTM brand is critical to achieving widespread acceptance of our membership programs.  Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops.  Successful promotion of our CARExpressTM brand will depend largely on the effectiveness of our marketing efforts and on our ability to develop reliable and useful membership programs at competitive prices.  If we fail to successfully promote our CARExpressTM brand, or if our expenses to promote and maintain our CARExpressTM brand are greater than anticipated, our financial condition and results of operations could suffer.

The success of our business depends upon the continued growth and acceptance of discount medical plan programs as a suitable alternative or supplement to traditional health insurance.

Growth in sales of our membership programs will depend on the acceptance of discount medical plan programs as a suitable alternative or supplement to traditional health insurance.  Discount medical plan programs could lose their viability as an alternative to health insurance due to changes in healthcare laws and regulations, an inadequate number of healthcare providers participating in the programs, customer dissatisfaction with the method of making payments and receiving discounts, and new alternative healthcare solutions.  If discount medical plan programs do not gain widespread market acceptance, the demand for our membership programs could be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

Evolving regulation of the discount medical plan industry may affect us adversely.

As the discount medical plan industry continues to evolve, increasing regulation by federal and state agencies becomes more likely.  The marketing and sale of discount medical plan programs is subject to federal, state and local regulation, including the prohibition of business corporations from providing medical care, the fraud and abuse provisions of the Medicare and Medicaid statutes, state laws that prohibit referral fees and fee splitting, and regulations applicable to insurance companies and organizations that provide healthcare services.  Compliance with changes in applicable laws and regulations could materially increase the associated operating costs.  Non-compliance with these laws and regulations could cause us to become the subject of a variety of enforcement or private actions, subject us or our management personnel to fines or various forms of civil or criminal prosecution, and result in negative publicity potentially damaging our reputation, our PPO and network relationships, and our relationships with members and consumers in general.  Our failure to comply with current, as well as newly enacted or adopted, federal and state regulations could have a material adverse effect upon our business, financial condition and results of operations.

Risks Associated With Our Stock

Future sales of our common stock may cause our stock price to decline.

As of April 23, 2009, we had 53,946,281 shares of common stock outstanding.  Of this amount, 34,373,958 shares are freely tradable without restriction, unless the shares are purchased by our affiliates.  The remaining 19,572,323 shares are “restricted securities” as that term is defined under Rule 144 of the Securities Act.  We are registering 638,250 shares of common stock underlying outstanding warrants.  Immediately after the effectiveness of the registration statement of which this prospectus is a part, and assuming all of these warrants are exercised, 35,012,208 shares of our outstanding shares of common stock will be freely tradable without restriction, unless the shares are purchased by our affiliates.   The remaining 18,934,073 shares of common stock outstanding after the effectiveness of the registration statement will continue to be restricted securities.  None of our directors, executive officers or employees is subject to lock-up agreements or market stand-off provisions that limit their ability to sell shares of our common stock.  The sale of a large number of shares of our common stock, or the belief that such sales may occur, could cause a drop in the market price of our common stock.

We intend to raise additional funds in the future through issuances of securities and such additional funding may be dilutive to stockholders or impose operational restrictions.

We intend to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt.  Such additional financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility.  If additional capital is raised through the issuances of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of existing stockholders will be reduced.  These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

We identified material weaknesses in our internal control over financial reporting during the initial assessment of our internal controls that we performed in connection with the preparation of the audited consolidated financial statements included in this report.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require management to complete an annual assessment of our internal control over financial reporting.  The first annual assessment of our internal controls that our management was required to prepare was completed in connection with the preparation of our audited consolidated financial statements for the year ended December 31, 2007.  During the preparation of our audited consolidated financial statements for the year ended December 31, 2008, we identified control deficiencies that have been classified as material weaknesses in our internal control over financial reporting.  A material weakness is a control deficiency that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.  Based on the material weaknesses identified, management concluded that our internal control over financial reporting was not effective as of December 31, 2008.

The standards that must be met for management to assess the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards.  We may encounter problems or delays in completing the activities necessary to make future assessments of our internal control over financial reporting and completing the implementation of any necessary improvements.  Future assessments may require us to incur substantial costs and may require a significant amount of time and attention of management, which could seriously harm our business, financial condition and results of operations.  If we are unable to assess our internal control over financial reporting as effective in the future, investors may lose confidence in us and our stock may be negatively impacted.

If our independent registered public accounting firm is unable to provide an unqualified attestation report on our assessment of our internal control over financial reporting, investors may lose confidence in us and our stock may be negatively impacted.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 will require our independent registered public accounting firm to complete an attestation report on our assessment of our internal control over financial reporting.  The first attestation report of our assessment that our independent registered public accounting firm must complete will be required in connection with the preparation of our annual report for our fiscal year ending December 31, 2009, unless extended further by the SEC.  The attestation process that must be performed by our independent registered public accounting firm is also new and complex.  We may encounter problems or delays in receiving an unqualified attestation of our assessment by our independent registered public accountants.  Compliance with these new rules could require us to incur substantial costs and may require a significant amount of time and attention of management, which could seriously harm our business, financial condition and results of operations.  If our independent registered public accounting firm is unable to provide an unqualified attestation report on our assessment, investors may lose confidence in us and our stock may be negatively impacted.

We are not subject to certain of the corporate governance provisions of the Sarbanes-Oxley Act of 2002 and, without voluntary compliance with such provisions, will not receive the benefits and protections they were enacted to provide.

Since our common stock is not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance rules established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002.  These rules relate to independent director standards, director nomination procedures, audit and compensation committees standards, the use of an audit committee financial expert and the adoption of a code of ethics.

Our board of directors currently consists of David M. Daniels, who is our President and Chief Executive Officer.  Mr. Daniels is not an “independent director” as such term is defined by any of the national securities exchanges or inter-dealer quotation systems.  Our board of directors has not created a separately-designated standing audit committee and Mr. Daniels does not qualify as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act.  Unless we voluntarily elect to fully comply with all of these rules, we will not receive the benefits and protections they were enacted to provide.

While we intend to file an application to have our securities listed for trading on a national securities exchange in the future which would require us to fully comply with those obligations, we cannot assure you that we will file such an application, that we will be able to satisfy applicable listing standards, or, if we do satisfy such standards, that we will be successful in receiving approval of our application by the governing body of the applicable national securities exchange.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•                  announcements of new programs or services by our competitors;

•                  demand for our membership programs, including fluctuations in membership renewals; and

•                  fluctuations in revenue from the marketing and distribution partners that we use.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•                  quarterly variations in our revenues and operating expenses;

•                  announcements of new programs or services by us; and

•                  our ability to accommodate future growth in our operations.

In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many early-stage companies and that often have been unrelated or disproportionate to the operating performance of these companies.  Market fluctuations such as these may seriously harm the market price of our common stock.  Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities.  If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to fall.

Our operating results will likely vary in the future primarily as the result of fluctuations in our billings, revenue and operating expenses.  We expect to continue to incur increases in operating expenses in the future as we continue engaging in selling and marketing activities, develop new membership programs, hire additional personnel and comply with state and federal laws applicable to our business and SEC reporting requirements.  If our results of operations do not meet the expectations of our shareholders or the investment community, the price of our common stock may decline.

Our shares of common stock are not listed for trading on a national securities exchange or the Nasdaq Stock Market.

Our common stock currently trades on the OTC Bulletin Board and is not listed for trading on any national securities exchange or the Nasdaq Stock Market.  Investments in securities trading on the OTC Bulletin Board are generally less liquid than investments in securities trading on a national securities exchange or the Nasdaq Stock Market.  While we intend to submit an application to a national securities exchange or the Nasdaq Stock Market to list our shares of common stock for trading thereon, we can provide no assurance that we will submit such an application, that such application will be accepted, or that our shares of common stock will be approved for trading thereon.  The failure of our shares to be approved for trading on a national securities exchange or the Nasdaq Stock Market may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.

We have never paid any dividends on our common stock and do not intend to pay any dividends on our common stock in the foreseeable future.  We intend to use any cash generated from our operations for reinvestment in the growth of our business.  Any determination to pay dividends in the future will be made by our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors deemed relevant by our board of directors.  Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock.  We can provide no assurance that our common stock will appreciate in value or even maintain the price at which stockholders purchased their shares.

If our executive officers, directors and principal stockholders choose to act together, they may be able to control our management and operations, which may prevent us from taking actions that may be favorable to you.

Our executive officers, directors and principal stockholders, and their respective affiliates, beneficially own approximately 32% of our outstanding common stock.  These stockholders, acting together, have the ability to exert substantial influence over any matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets.  In addition, they could dictate the management of our business and affairs.  This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of us or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

Applicable SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock which may affect the trading price of our common stock.

Our common stock is a “penny stock” as defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is accordingly subject to SEC rules and regulations that impose limitations upon the manner in which our common stock can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale.  These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenue and costs, and plans and objectives of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•                  our ability to fund future growth and implement our business strategy;

•                  our dependence on a limited number of PPOs and other healthcare provider networks;

•                  our dependence on a single insurance company for the insurance benefits offered as part of our CARExpress PlusTM programs;

•                  our dependence upon a limited number of marketing and distribution partners for substantially all of our revenue;

•                  our ability to market our membership programs and develop and expand the market for our membership programs;

•                  demand for and acceptance of our membership programs;

•                  competition in the medical discount plan industry;

•                  our ability to attract and retain qualified personnel;

•                  legislative or regulatory changes in the healthcare industry;

•                  the condition of the securities and capital markets;

•                  general economic and business conditions, either nationally or internationally or in the jurisdictions in which we are doing business;

and statements of assumption underlying any of the foregoing, as well as any other factors set forth herein under “Risk Factors” on page 3 of this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Opereations” below.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  Except as required by law, we assume no duty to update or revise our forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties.  All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and, except as required by law, we assume no obligation to update any such forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption “Risk Factors” of this prospectus and elsewhere in this prospectus.  The following should be read in conjunction with our audited consolidated financial statements beginning on page F-1 of this prospectus.

Overview

We are a national discount medical plan organization that was formed to address the need for affordable healthcare nationwide.  We create, market and sell membership programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called CARExpressTM.  CARExpressTM is a network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of over 1,000,000 healthcare providers that render their services and products to CARExpressTM members at discounted prices.  CARExpressTM enables people to engage in point-of-service transactions directly with these healthcare providers and pay discounted prices to the providers.

Our membership programs offer savings on healthcare services to persons who are uninsured or underinsured by providing them with access to the same PPOs that are utilized by employers that self-fund at least a portion of their employees’ healthcare costs.  Our membership programs are also used to supplement benefit plans and fill in the gaps created by the need to reduce health benefits to keep the costs of health insurance reasonable.  We sell our membership programs directly through our sales force and indirectly through brokers and agents, unions and associations, small businesses and other organizations.

We are actively engaged in marketing our membership programs to the public.  Our primary objective is to generate increased sales of our membership programs while expanding our position as a provider of unique discount medical plan programs.  The target market for our membership programs is comprised of individuals who have either limited health benefits or no health benefits.  Our share of this market is currently less than one percent and has been less than one percent since our inception.  Since we are not currently large enough to pursue and support the entire market, we intend to continue to pursue specific opportunities that we identify in this market through our various marketing and distribution channels.  Through product design, competitive membership pricing, and a variety of marketing and distribution partners, we are pursuing opportunities in the healthcare market that insurance companies have not addressed.

Operational Metrics

Our revenue consists almost exclusively of recurring monthly membership fees that we receive from members of our membership programs.  Our members pay us membership fees each month for the duration of their membership.  The average membership fee per member per month that we receive for our CARExpressTM health discount programs is approximately $35.  Approximately 95% of the CARExpressTM health discount programs that we have sold to our current members consist of our Comprehensive Care Program which is currently sold at a monthly retail price of $39.95.  The remaining CARExpressTM health discount programs that we have sold to our current members consist of a mix of our less expensive programs.  Approximately 90% of the CARExpress PlusTM membership programs that we have sold to our current members consist of our CARExpress PlusTM Gold Program which is currently sold at a monthly retail price of $137.  The remaining CARExpress PlusTM membership programs that we have sold to our current members consist of a mix of our other programs.

We receive each member’s initial monthly payment and billing information at the beginning of the first monthly membership period.  Monthly payments for subsequent periods are received at the beginning of the applicable period.  The monthly membership fees that we receive are recognized as revenue evenly over the applicable monthly membership period.  As a result, there is a delay of four weeks between the date we receive a monthly membership fee and the date we recognize the entire fee as revenue.

A key metric that we use to evaluate our success is our member retention rates.  Member retention rates represent the percentage of new members that we acquire that we are able to retain for a specified period of time.  Since we incur a large portion of our costs up front and receive recurring membership fees throughout the term of the membership, the longer we are able to retain the members we acquire, the greater the revenue potential of the membership programs that we sell.  We believe that the key to obtaining a high member retention rate is to target our marketing campaigns towards those individuals and organizations that are most in need of our programs, most capable of paying for our programs, and most loyal to us and our programs.  Member retention rates can be influenced by a variety of factors, including:

•                  the type of membership programs being sold;

•                  the marketing campaign being used to sell our membership programs;

•                  the financial condition and loyalty of our members;

•                  the distribution channel selling our membership programs; and

•                  the type and amount of compensation being paid to our marketing and distribution partners to sell our membership programs.

We have obtained valuable information regarding member demographics through the marketing and advertising campaigns that we have conducted and are focusing our marketing and advertising campaigns on members and member groups that we have identified as being most suitable for our membership programs.  As a result, we expect our retention rates to continue to improve over the next 12 months as we pursue these opportunities through our various marketing and distribution channels.

Financial Results and Outlook

Our strategy is to continue to expand our position as a provider of unique discount healthcare membership programs.  We have implemented several strategic growth initiatives during the past 12 months through which we achieved new contracts and strategic partnerships with a number of organizations, the most profound of which involved a shift in our sales strategy from sales through marketing companies to sales through insurance brokers, employers and “affinity groups.”  An “affinity group” is a group of people who share interests, issues, and a common bond or background, and offer support for each other.  Examples of the types of affinity groups that we are working with include unions, associations, chambers of commerce and small business networks.  These organizations typically have a large number of members and thus, each one provides us with the opportunity to obtain a large number of sales.  In addition, it is far less costly for us to sell our CARExpressTM programs through these organizations than it is for us to engage in expensive, nation-wide marketing and advertising campaigns through marketing companies, and the members that we obtain through these sources tend to remain members for a much longer period of time.

We experienced a decrease in revenue for the year ended December 31, 2008 compared to the year ended December 31, 2007 as a result of the shift in our sales strategy from sales through marketing companies to sales through insurance brokers, employers and affinity groups.  However, the shift in our sales strategy, coupled with cost-cutting initiatives that we implemented over the past few quarters in response to deteriorating economic conditions, have resulted in substantially lower direct costs.  As a result, our gross profit and gross profit margins for the year ended December 31, 2008 were substantially higher than our gross profit and gross profit margins for the corresponding periods in 2007.  Similarly, our net losses and net losses per share for the year ended December 31, 2008 were substantially lower than our net losses and net losses per share for the year ended December 31, 2007.  The shift in our sales strategy and the implementation of cost-cutting initiatives also resulted in a substantial decrease in net cash used by operating activities during the year ended December 31, 2008 compared to the year ended December 31, 2007 and a net increase in cash for the year ended December 31, 2008 compared to a net decrease in cash for the year ended December 31, 2007.

We generated revenue of $2,671,420 for the year ended December 31, 2008 compared to revenue of $3,724,204 for the year ended December 31, 2007.  We achieved a gross profit of $1,635,344 and gross profit percentage of 61% for the year ended December 31, 2008, compared to a gross profit of $982,075 and gross profit margin of 26% for the year ended December 31, 2007.  We recognized a net loss of $(3,050,902), or $(0.07) per share, for the year ended December 31, 2008, compared to a net loss of $(3,531,970), or $(0.10) per share, for the year ended December 31, 2007.  Net cash used by operating activities was $(1,339,716) for the year ended December 31, 2008 compared to $(2,923,963) for the year ended December 31, 2007 representing a decrease of 54%.  This was the primary reason that we generated a net increase in cash of $145,339 for the year ended December 31, 2008 compared to a net decrease in cash of $(1,564,763) for the year ended December 31, 2007.

We will generate future revenue and members primarily through sales of our CARExpressTM health discount programs and our CARExpress PlusTM membership programs to employees and members of affinity groups through our direct sales force, our marketing and distribution partners, and various marketing and advertising campaigns.  We have entered into agreements with several affinity groups through which we are generating sales of our CARExpressTM membership programs and are currently in discussions with several other organizations regarding the sale of our CARExpressTM membership programs.  We intend to finance each of these projects through cash on hand, internally generated cash flows from operating activities and, if necessary, proceeds from the issuance of debt and equity securities.  We will use any additional investments that we receive to accelerate the expansion of each of our advertising campaigns and programs and increase sales of our membership programs.

We expect the number of CARExpressTM members generated each month to increase substantially during the quarter ended June 30, 2009 as a number of deals that we have either recently closed or are about to close begin to generate members for us, and expect the number of CARExpressTM members generated each month to continue increasing thereafter.  We also expect our retention rates to improve over the next 12 months since members generated through affinity groups have historically remained members of CARExpressTM for a much longer period of time than members generated through marketing companies.  As a result, we expect to generate revenue of between $1 million and $2 million for the quarter ended June 30, 2009 and between $8 million and $12 million for the year ended December 31, 2009.  As a result of this increase in revenue and the various cost-cutting initiatives that we implemented over the past few quarters, we expect to generate positive cash flows from operating activities for the quarter ended June 30, 2009 and the year ended December 31, 2009 as the recurring membership fees from our increasing membership base overtake the costs associated with retaining these members and obtaining new members.  We can provide no assurance, however, that our membership base will increase as projected, that our member retention rates will improve over the next 12 months, that we will generate the aforementioned projected revenue, or that we will generate positive cash flows from operating activities during the quarter ended June 30, 2009 or the year ended December 31, 2009.

Critical Accounting Policies

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations contained herein is based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).  The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances.  Actual results may differ under different estimates and assumptions.

The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Revenue Recognition

Our revenue consists of the monthly membership fees that we receive from the sale of our membership programs as well as any shipping and handling fees that we may receive for the shipment of membership packages to new members.  The date a monthly membership begins varies for each individual member depending upon when the particular member purchased the membership.  Members have the right to terminate their membership at any time and may do so at the end of each month before they pay the membership fee for the next month.  We recognize the membership fees and shipping and handling fees as revenue when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured in accordance with Staff Accounting Bulletin Topic 13.A (“SAB Topic 13.A”).

The membership fees are paid by members repeatedly each month.  The contractual term for the membership fees is equal to the monthly membership period.  The expected period during which the services will be performed in return for the membership fees will never extend beyond the one-month membership period since the members will pay another monthly membership fee before the next monthly membership period begins.  As a result, we recognize the membership fees on a straight-line basis over the contract term since the relationship with the member is not expected to extend beyond the contractual term and the member is not expected to continue to benefit from the payment of the membership fee after the contractual term has expired.

The shipping and handling fees are one-time payments received by us from the applicable members when they first become a member.  These fees are not paid repeatedly each month.  The monthly contract term is, therefore, not necessarily equal to the expected period during which services will be performed since the period during which services will be performed is the average period during which each person is expected to be a member.  We calculate the expected period during which we expect our members to remain members as of the end of each fiscal quarter.  We do so by determining the total number of members that we had on such date, then dividing the total number of months for which all of such members had been a member as of that date by the number of such members.  This provides the average number of months each member has been a member.  The expected period during which services will be performed (i.e., the expected period during which each member will remain a member) has always exceeded the initial monthly membership period.  Therefore, we recognize shipping and handling fees on a straight-line basis over the expected period during which the services will be performed since the relationship with our members is expected to extend beyond the initial contractual term and our members are expected to continue to benefit from the payment of the shipping and handling fees after the initial contractual term has expired.

At the beginning of each membership period, the monthly membership fee is paid by the member and recorded as deferred revenue.  We then recognize revenue as the services are rendered.  Shipping and handling fees that we receive for the shipment of membership packages to new members are included in our membership fees and recorded as deferred revenue.  We typically receive cash within five days of the date the membership fee is charged to a member’s credit card.

We offer a free trial to some of our members.  We do not recognize any revenue during the free-trial period.  In the event the member continues the membership after the free-trial period expires, the member pays the monthly membership fee and we recognize revenue as services are rendered.

We also offer a 30-day money-back guarantee to our members.  Members can cancel their membership during the first 30 days of their initial membership period and receive a full refund.  After that, members can cancel their membership at the end of any subsequent monthly membership period.  If a member cancels his or her membership and the member’s credit card has already been processed for the next monthly membership period, a refund check will be issued to the member and no revenue will be recognized for that period.

We recognize refunds as expense in accordance with SAB Topic 13.A.4.a and Statement of Financial Accounting Standards No. 48, “Revenue Recognition When Right of Return Exists,” which permit companies to recognize refundable membership fees, net of estimated refunds, as earned revenue over the membership term in limited circumstances if the following criteria are met: (i) the estimate of cancellations and refunded revenue are being made for a large pool of homogeneous items (membership transactions with the same characteristics, such as terms, periods, class of customers, nature of services, etc.), (ii) reliable estimates of the expected refunds can be made on a timely basis and it is remote that material adjustments to previously recognized revenue would be required, (iii) there is a sufficient company-specific historical basis upon which to estimate the refunds and such historical basis is predictive of future events, and (iv) the amount of the membership fees specified in the agreement at the outset of the arrangement is fixed, other than the customer’s right to request a refund.

Stock-Based Compensation

We account for employee stock-based compensation in accordance with the fair value recognition provisions of Financial Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) using the modified prospective transition method.  Under this method, compensation expense includes: (a) compensation expense for all share-based payments granted, but not yet vested, as of January 1, 2006 based on the grant-date fair value estimated in accordance with the original provisions of Statement of Financial Accounting Standards No. 123, “Accounting For Stock-Based Compensation” (“SFAS 123”), and (b) compensation expense for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.  Such amounts have been reduced by our estimate of forfeitures of all unvested awards.

We account for non-employee stock-based compensation in accordance with SFAS 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”).  SFAS 123 and EITF 96-18 require that we recognize compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

We use the Black-Scholes pricing model to determine the fair value of the stock-based compensation that we grant to employees and non-employees.  We are required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of our common stock.  The computation of volatility is intended to produce a volatility value that is representative of our expectations about the future volatility of the price of our common stock over an expected term.  We used our share price history to determine volatility and cannot predict how the price of our shares of common stock will react on the open market in the future since our common stock has only been trading on the OTC Bulletin Board since March 30, 2006.  As a result, the volatility value that we calculated may differ from the future volatility of the price of our shares of common stock.

For a more complete discussion of our accounting policies and procedures, see our notes to consolidated financial statements beginning on page F-7.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“SFAS 141R”), which changes accounting for business acquisitions.  SFAS No. 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination.  Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration), exclude transaction costs from acquisition accounting, and change accounting practices for acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets and tax benefits.  SFAS 141R is effective for fiscal years and periods beginning after December 15, 2008.  We do not expect this new statement to have a material impact on our financial condition and results of operations.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements — an Amendment of Accounting Research Bulletin No. 51” (“SFAS 160”).  The objective of SFAS 160 is to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements.  SFAS 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years and periods beginning after December 15, 2008, and early adoption is prohibited.  We do not expect this new statement to have a material impact on our financial condition and results of operations.

In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157,” (“FSP 157-2”) which delayed the effective date for adoption of fair value measurements for non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008.  These non-financial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and non-financial assets acquired and liabilities assumed in a business combination.  FSP 157-2 is effective for fiscal years beginning after December 15, 2008.  We do not expect this new staff position to have a material impact on our financial condition and results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures About Derivative Instruments and Hedging Activities—an Amendment of FASB Statement No. 13” (“SFAS 161”).  SFAS 161 amends and expands the disclosure requirements of FASB Statement No. 133, requiring enhanced disclosures about our hedging activities.  We are required to provide enhanced disclosures about (a) how and why it uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect our financial position, results of operations, and cash flows.  SFAS No. 161 is effective for fiscal years and periods beginning after December 15, 2008, with comparative disclosures of earlier periods encouraged upon initial adoption.  We do not expect this new statement to have a material impact on our financial condition and results of operations.

In May 2008, the FASB issued FASB Staff Position No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”).  FSP 14-1 specifies that issuers of convertible debt instruments should separately account for the liability (debt) and equity (conversion option) components of such instruments in a manner that reflects the issuer’s non-convertible debt borrowing rate.  Previous guidance provided for accounting for this type of convertible debt instrument entirely as debt.  FSP 14-1 is effective for fiscal years beginning after December 15, 2008.  We are currently evaluating the impact that this new staff position will have on our financial condition and results of operations.

In June 2008, the FASB issued Emerging Issues Task Force Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”).  EITF 07-5 provides guidance in assessing whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock for purposes of determining whether the appropriate accounting treatment falls under the scope of Statement of Financial Accounting Standards No. 133, “Accounting For Derivative Instruments and Hedging Activities” and/or Emerging Issues Task Force Issue No. 00-19, “Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise provisions and settlement provisions.  It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years and periods beginning after December 15, 2008, and early adoption is prohibited.  We are currently evaluating the impact that this new issue will have on our financial condition and results of operations.

Comparison of the Years Ended December 31, 2008 and 2007

Revenue

Revenue consists almost exclusively of the monthly membership fees that we receive from members of our membership programs.  Revenue decreased $1,052,784 to $2,671,420 for the year ended December 31, 2008 from $3,724,204 for the year ended December 31, 2007.  The decrease of $1,052,784 resulted primarily from a decrease in sales of our membership programs through marketing companies in connection with the shift in our sales strategy from sales through marketing companies to sales through employers and affinity groups.  Approximately 20% of the revenue that we generated during the year ended December 31, 2008 was derived from sales of our membership programs to first-time members, compared to approximately 65% during the year ended December 31, 2007.  The remainder of the revenue that we generated during these years was derived from existing members.  We expect revenue to increase over the next 12 months as a result of increased sales of our membership programs to employees and members of affinity groups through our direct sales force, our marketing and distribution partners and our various marketing and advertising campaigns.

Direct Costs

Direct costs consist of sales commissions that we pay to our marketing and distribution partners and fees that we pay to our PPOs and provider networks for access to their networks.  Direct costs decreased $1,706,053 to $1,036,076 for the year ended December 31, 2008, from $2,742,129 for the year ended December 31, 2007.  The decrease of $1,706,053 was due to decreases of $1,599,009 for sales commissions and $107,044 for PPO and provider network costs resulting from the decrease in sales of our membership programs.  We expect cost of sales to increase over the next 12 months as increased sales of our membership programs result in higher overall sales commission expenses and provider network costs.

Selling and Marketing Expenses

Selling and marketing expenses consist of advertising expenses, marketing expenses, salaries and other compensation paid to employees selling and marketing our membership programs, rent expense allocated to our selling and marketing activities, depreciation and amortization expense allocated to our selling and marketing activities, and all other selling and marketing expenses incurred by us.  Selling and marketing expenses decreased $470 to $224,546 for the year ended December 31, 2008, from $225,016 for the year ended December 31, 2007.  The decrease of $470 was due primarily to decreases of $40,183 for marketing programs and $33,095 for website amortization, partially offset by an increase of $73,282 for salaries and other compensation paid to employees selling and marketing our membership programs.  We expect selling and marketing expenses to increase during the next 12 months as we grow our direct sales force and engage in larger and more frequent marketing and advertising campaigns and activities.

General and Administrative Expenses

General and administrative expenses consist primarily of employee compensation expense, professional fees and other general and administrative expenses.

Employee Compensation Expense.  Employee compensation expense consists of all salaries and other cash compensation, equity-based compensation, 401(k) contributions and other compensation that we pay to our employees and the related payroll taxes that are not associated with our selling and marketing activities.  Employee compensation expense increased $101,593 to $2,185,230 for the year ended December 31, 2008, from $2,083,637 for the year ended December 31, 2008.  The increase of $101,593 was due primarily to increases of $175,786 for stock option expense, $8,657 for 401(k) contributions and increases in other employee compensation expenses, partially offset by decreases of $94,530 in salary expense and related taxes.  We expect employee compensation expense to increase over the next 12 months as we continue to retain additional executive management personnel and other employees in connection with the growth of our business.

Professional Fees.  Professional fees consist of fees paid to our independent accountants, lawyers, technology consultants and other professionals and consultants.  Professional fees increased $573,774 to $1,229,258 for the year ended December 31, 2008 from $655,484 for the year ended December 31, 2007.  The increase of $573,774 was due primarily to an increase of $575,481 for the amount of expense recognized in connection with equity-based compensation paid to service providers and consultants for various services, partially offset by decreases in other professional fees.  We expect professional fees to increase over the next 12 months as we incur additional legal, accounting and technology fees in connection with the general expansion of our business and operations.

Other General and Administrative Expenses.  Other general and administrative expenses consist of office supplies expense, computer hardware and system costs, bank service charges, filing fees and dues, non-employee customer service representative expense, rent expense, health insurance and other related benefit costs, financial printer costs, transfer agent costs, the costs of investor relations campaigns and activities, postage and delivery expenses, severance expenses, general business expenses and miscellaneous general and administrative expenses that are not associated with our selling and marketing activities.  Other general and administrative expenses decreased $545,898 to $1,019,442 for the year ended December 31, 2008 from $1,565,340 for the year ended December 31, 2007.  The decrease of $545,898 resulted primarily from decreases of $263,416 for bank service charges associated with new and recurring member transactions, $147,632 for office supplies, $88,583 for postage and delivery costs, $43,568 for temporary staffing services, $14,558 for printing and reproduction costs, $14,026 for corporate filing fees and $10,998 for telephone, partially offset by an increase of $15,397 for health insurance and other employee benefits and increases in other miscellaneous general and administrative expenses.  We expect other general and administrative expenses to increase over the next 12 months as we continue to incur expenses for bank service charges, financial printer services, investor relations campaigns and activities, transfer agent fees, health insurance, rent, non-employee customer service representatives, supplies, computer hardware and systems, and other miscellaneous items associated with the general operation and growth of our business.

Loss on the Extinguishment of Debt

Loss on the extinguishment of debt consists of the loss that we recognized in connection with the payment of $20,000 and the issuance of 240,000 shares of common stock to a debt holder in full payment of all principal and interest that was due and payable under a $50,000 promissory note and a mutual release from any and all claims arising out of the promissory note.  We recognized a loss on the extinguishment of debt of $30,000 during the year ended December 31, 2008 in connection with the issuance of these shares.  We did not recognize any such loss during the year ended December 31, 2007.  We do not expect to recognize any additional gains or losses on the extinguishment of debt in the foreseeable future.

Net Loss

Our net loss decreased $481,068 to $3,050,902 for the year ended December 31, 2008, from $3,531,970 for the year ended December 31, 2007.  The decrease of $481,068 was primarily due to decreases of $1,706,053 for direct costs incurred in connection with the sale of our membership programs and $545,898 for other general and administrative expenses, partially offset by a decrease of $1,052,784 in revenue and increases of $573,774 for professional fees, $101,593 for employee compensation expense and $30,000 for loss on the extinguishment of debt.  We expect to begin generating a net profit from operations during 2009 as the recurring membership fees from our increasing membership base overtake the costs associated with obtaining and retaining members.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through private sales of equity securities and the use of short-term debt.  As of December 31, 2008, we had cash and cash equivalents of approximately $177,545.

Net cash used by operating activities was $1,339,716 for the year ended December 31, 2008 compared to $2,923,963 for the year ended December 31, 2007.  The $1,584,247 decrease in cash used by operating activities was due primarily to decreases of $481,068 for net loss, $437,783 for deposits, $254,923 for deferred revenue and $42,514 for accounts receivable, and increases of $765,945 for equity-based compensation expense.  This was partially offset by a decrease of $392,424 for accounts payable and accrued expenses.

We did not have any cash flows from investing activities for the years ended December 31, 2008 and 2007.

Net cash provided by financing activities was $1,485,055 for the year ended December 31, 2008 compared to $1,359,200 for the year ended December 31, 2007.  The $125,855 increase in cash provided by financing activities was due to increases of $527,415 for proceeds from the exercise of warrants, and $50,000 for proceeds from the issuance of debt, partially offset by an increase of $20,000 for payments on debt and a decrease of $431,560 for proceeds from the sale of common stock and warrants.

Our primary sources of capital over the past 12 months are set forth below.

In April 2008, we sold 500,000 shares of common stock and one Class A warrant exercisable into 500,000 shares of common stock to an accredited investor for aggregate gross proceeds of $75,000. The Class A warrant had an exercise price of $0.12 per share, was exercisable for a period commencing on the date of grant and ending on April 18, 2008, and expired at the end of the exercise period.

In June 2008, we completed a private offering of 675,000 shares of our common stock, Class A warrants exercisable into 675,000 shares of our common stock and Class B warrants exercisable into 675,000 shares of our common stock for aggregate cash consideration of $108,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant at a purchase price of $0.16 per unit.  We agreed to provide each investor with an opportunity to include all shares of common stock and all shares of common stock issued upon the exercise of the warrants in any registration statement that we file with the SEC for the purposes of a public offering of our securities (excluding registration statements on Forms S-4 or S-8).  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.20 per share, were exercisable during a period of 90 days beginning on the date of grant, and expired at the end of the exercise period.  The Class B warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date of grant and ending on December 31, 2008, and expire at the end of the exercise period.

In July 2008, we sold 3,000,000 shares of our common stock and Class A warrants exercisable into 3,000,000 shares of our common stock to an accredited investor for aggregate cash consideration of $750,000.  These securities were sold in units comprised of one share of our common stock, and one Class A warrant at a purchase price of $0.25 per unit.  The Class A warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date of grant and ending on December 31, 2009, and expire at the end of the exercise period.

During the period beginning January 1, 2008 and ending April 23, 2009, we issued 3,463,250 shares of common stock upon the exercise of warrants at exercise prices ranging between $0.12 and $0.40 per share for aggregate gross proceeds of $597,415.

To date, our capital needs have been met primarily through sales of our equity and debt securities and proceeds received upon the exercise of warrants held by our security holders.   We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.  We have used the proceeds from the exercise of warrants and our private offerings of securities to pay virtually all of the costs and expenses we have incurred.  These costs and expenses were comprised of operating expenses, which consisted of the employee compensation expenses, professional fees and other general and administrative expenses discussed above, and the costs of sales discussed above to the extent such costs of sales exceeded our revenue.

We believe that our current cash resources will not be sufficient to sustain our current operations for the next 12 months.  We will need to obtain additional cash resources within the next 12 months to enable us to pay our ongoing costs and expenses as they are incurred and finance the growth of our business.  We intend to obtain these funds through internally generated cash flows from operating activities and proceeds from the issuance of debt and equity securities.  The sale of equity or convertible debt securities would result in additional dilution to our shareholders.  The issuance of debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations.  We have not made arrangements to obtain additional financing and we can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all.  If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.

Contractual Obligations

The following summarizes our material long-term contractual obligations as of December 31, 2008:

Contractual Obligations	Total	2009	2010	2011	2012	2013
Employment Agreements (1)	$804,422	$748,107	$56,315	$-0-	$-0-	$-0-
Office Lease (2)	244,908	172,876	72,032	-0-	-0-	-0-
Total	$1,049,330	$914,779	$126,375	$-0-	$-0-	$-0-

(1)  At December 31, 2008, we were a party to employment agreements with David M. Daniels, Alex Soufflas and Patricia S. Bathurst.  A summary of these employment agreements and arrangements is provided herein under “Executive Compensation — Employment Contracts and Arrangements.”

(2)  At December 31, 2007, we were a party to an operating lease for our office space in Horsham, Pennsylvania that expires May 30, 2010.  A summary of this office lease is provided herein under “Business — Properties.”

To date, we have made payments under these obligations with proceeds received from sales of our equity and debt securities, proceeds received upon the exercise of outstanding warrants by our security holders and internally generated cash flows from operating activities.  We intend to make future payments due under these obligations primarily through internally generated cash flows from operating activities and proceeds received from the issuance of debt and equity securities.

Off-Balance Sheet Arrangements

As of December 31, 2008, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.  As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

BUSINESS

Overview

National Health Partners, Inc. is a national healthcare membership organization that was formed to address the need for affordable healthcare nationwide.  We create, market and sell membership programs targeted toward underserved markets in the healthcare industry through a national healthcare savings network called CARExpressTM.  CARExpressTM is a network of over 1,000,000 participating hospitals, doctors, dentists, pharmacists and other healthcare providers that have agreed to render their services and products to our members at discounted prices.  CARExpressTM enables our members to engage in point-of-service transactions directly with participating healthcare providers and pay discounted prices.

Background

We were incorporated in Indiana on March 10, 1989 as “Spectrum Vision Systems of Indiana, Inc.”  In 2001, we changed our name to “National Health Partners, Inc.” and entered the discount medical plan industry to address the need for affordable healthcare nationwide.  From 2001 to 2004, we engaged in limited operations due to our lack of available capital.  During that time, our employees performed relatively limited duties and our operations were focused almost exclusively on building CARExpressTM.  In early 2004, we took a number of steps to increase our business and generate revenue, including raising capital through private placements of our equity securities and marketing our membership programs to the public through mail, print ad, television and internet campaigns.  We also moved into a larger facility that provides us with 17 offices, a fully equipped state-of-the-art computer and telecommunications room, and the capacity to expand our customer service base to approximately 80 customer service representatives.  Since 2004, we have actively pursued opportunities to sell our membership programs.  During this period, we engaged in our first test marketing campaign and entered into agreements with several marketing and distribution partners to market and sell our membership programs.  During 2007, we completed the development of our CARExpress PlusTM programs and have been actively marketing and selling these programs to the public.

Our strategy is to sustain and expand our position as a provider of unique healthcare membership programs.  We are currently actively engaged in marketing our membership programs to the public and are focused on generating increased sales of our membership programs.  Through product design, competitive membership pricing and a variety of marketing and distribution partners, we intend to pursue opportunities in the healthcare market that health insurance companies have not addressed.

Healthcare Industry

The U.S. Department of Commerce estimates that 15.3% of all Americans, or 45.7 million individuals, were without health insurance coverage in 2006.  The Kaiser Commission estimates that the number of people who are underinsured increased 60% between 2003 and 2007.  According to the National Coalition on Healthcare (the “NHC”), the primary reason for this increase is that rapidly rising health insurance premiums have caused many employers to reduce or discontinue health insurance coverage.  The NHC stated that health care spending in the United States reached $2.4 trillion in 2008 and is expected to reach $4.3 trillion by 2016.  The NHC also stated that the average cost of family coverage is now nearly $12,700 per year, including worker contributions of nearly $3,400.

Several factors have contributed to the increase in the cost of healthcare, including the following:

Over Utilization of the Healthcare System.  Over-utilization of the healthcare system is one of the factors behind these trends. Americans are utilizing healthcare services at an ever-increasing rate. Behind this phenomenon is the fact that insurance plans and HMOs are structured to encourage usage.  Small co-payments, generally from $10 or $25 per office visit, encourage insured consumers to use the healthcare system more frequently because they do not perceive themselves ultimately as having to pay the full costs of the medical services received.

Strict State Insurance Regulations.  Another factor is that a number of insurance companies have pulled out of certain states due to state regulations that no longer provide a viable operating environment.  As a result of these health coverage cancellations, those formerly insured individuals and families are required to pay more for their insurance coverage, cannot obtain any coverage because of pre-existing conditions, or simply remain uninsured.

These increasing costs have led to limitations on reimbursement from insurance companies, HMOs and government sources.  Many employers have responded to the increased cost of providing health insurance to their employees by reducing or eliminating available insurance coverage and/or by requiring employees to contribute heavily in cost sharing through higher premiums, deductibles and payment.  As a result, more Americans are being forced to self-insure and pay a growing portion of the cost of their healthcare.  Some are entirely uninsured.  Others can only afford or choose only a high deductible or limited benefit health insurance policy.  In either case, this patient population increasingly forgoes medical procedures or relies on emergency care for its healthcare needs and often incurs prohibitive expenses.  Additionally, costs of healthcare for this patient population are often far higher than the amount an insurance company would pay for the same healthcare services for its insureds because the uninsured and underinsured patients have had no one to negotiate healthcare costs on their behalf.

We believe market demand is significant for any product that can accomplish one or more of the following:

•                  provide a low-cost alternative to health insurance for the millions of Americans who have either no insurance or only catastrophic insurance coverage;

•                  provide small businesses with an affordable way to provide benefits to their employees;

•                  provide quality healthcare to consumers at a price that is both affordable to consumers and that will pay healthcare providers a reasonable fee for their services; and

•                  provide supplemental benefits, such as dental, vision, elective surgery, chiropractic and alternative care, that are not covered by insurance plans.

We believe that our membership programs accomplish each of these tasks.

Our CARExpressTM Healthcare Solution

Overview

We offer membership programs to uninsured and underinsured people through a national healthcare savings network called “CARExpressTM”.  We designed our programs in response to the growing number of people who can no longer obtain adequate health insurance.  Our programs provide a lower-cost alternative to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by insurance or who are unable to obtain healthcare insurance due to their medical history, age or occupation.  Acceptance into our health programs is unrestricted and our programs may be utilized by the member’s entire household.

Our CARExpress™ Membership Programs

We have designed membership programs that range from our traditional health discount programs that provide access to networks of providers that have agreed to provide our members with a reduced rate for services, to membership programs that include limited liability insurance benefits.  We currently offer two families of CARExpressTM membership programs to our members: (i) our CARExpressTM health discount programs, and (ii) our CARExpress PlusTM membership programs.

Our CARExpressTM health discount programs encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs, vision care, hearing aids, chiropractic services, alternative care, 24-hour nurseline, medical supplies and equipment, and long-term care facilities which include skilled nursing facilities, assisted living facilities, respite care and home health care.  We provide our members with access to over 1,000,000 healthcare providers through our agreements with CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers, International Med-Care and HealthFi International, which are some of the largest and most prestigious national medical networks in the country.

Our CARExpressTM health discount programs are not insurance. There is no undertaking by us to pay a portion of any fee for services or prescriptions purchased using our CARExpressTM membership cards.  Rather, our health discount programs provide consumers with access to healthcare providers who, through their affiliations with PPOs, have agreed in advance to honor our membership cards and accept the discounted fees set by the PPOs.  Our health discount programs require members to pay the provider at the time of service, thereby eliminating the need to file any insurance claims.  Our members simply present their membership card to the participating provider at the time of the service to receive the discounted price.

Our CARExpress PlusTM programs are membership programs comprised of our CARExpressTM health discount programs and limited liability insurance benefits underwritten by U.S. Life.  Examples of the limited liability insurance benefits included in these programs are accidental death and dismemberment coverage (“AD&D”), accident medical expense coverage (“AME”), accident disability coverage, a daily hospital and intensive care unit (“ICU”) benefit, doctor visit benefits, inpatient/outpatient surgical visit benefits, as well as emergency room and ambulance benefits.  With CARExpress PlusTM, our health discount programs provide our members with a “point of service” discount on their healthcare expenses at the time of service.  Then, the limited liability insurance benefits reimburse our members for some, if not all, of the remaining portion of their healthcare expenses.

We believe that millions of Americans can benefit in some manner from joining CARExpressTM, whether they have health insurance or not.  We believe that our membership programs are most attractive to the following people and organizations:

•                  people without insurance coverage, including self-employed individuals and part-time or temporary employees;

•                  people with gaps in their insurance coverage;

•                  people who have been turned down for insurance because of age, occupation, medical history, a pre-existing condition, lifestyle or other reasons;

•                  people who have reached the yearly and/or lifetime benefit limits of their insurance policy;

•                  people who choose alternative healthcare solutions that are often not covered by HMOs, PPOs, or other insurance, or who seek providers not covered by their present health plans;

•                  employers that want to provide their employees with a low-cost healthcare program;

•                  employees whose employers have terminated or curtailed their health benefits;

•                  people who may be underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits;

•                  small businesses, chambers of commerce, employers of temporary or part-time personnel and other businesses seeking affordable health benefits for their employees in order to promote employee loyalty and differentiate their companies in the marketplace; and

•                  unions, associations, trade groups and other organizations seeking to increase membership and promote member/customer loyalty by providing or offering a health discount benefit.

How CARExpress™ Works

People gain access to our network of healthcare providers by paying us monthly membership fees.  Most members pay for our programs on a monthly basis, either through automatic bank drafts or credit cards.  People who do not wish to use either of these payment methods are required to pay annually at the time of enrollment.  Members may cancel their membership at any time.  We also offer a 30-day money-back guarantee so that if a member is not completely satisfied with the program the purchased, the member may cancel their membership and receive a refund of the membership fees paid.

Upon enrollment, new members receive a membership kit that includes their CARExpressTM membership card(s) along with instructions on how to use the programs purchased and how to access providers in their area.  Except with respect to hospitals, members select a participating provider, make an appointment with the provider, present their membership card to the provider at the time of service and receive their discount at the time of service.  The provider may verify an individual’s membership status by calling a phone number imprinted on the membership card or reviewing electronic files that we have submitted to the provider.  There are no claim forms or bills to be processed.

With regard to hospitals, we utilize the services of a hospital savings company to negotiate discounts with the providers and arrange financing with the members for the payment of the hospital services.  Members may use any accredited hospital in the United States.  Members make no payments to the hospital at the time services are rendered.  Instead, they simply present their membership card to the provider at the hospital at the time of service.  The members contact the hospital savings company prior to or after their hospital stay and the hospital savings company negotiates a discounted rate for the hospital services.  The hospital savings company then pays the bill in full for the member and arranges financing with the member directly.

In the event a member purchases one of our CARExpress PlusTM programs, the process is similar.  The member presents his or her CARExpressTM membership card at any of the one million participating providers nationwide to receive their discount in the manner specified above.  After they have received their discount, the member contacts our in-house customer service staff to request a claim form.  We provide a claim form to the member that the member completes and submits directly to the insurance company.  Reimbursement is made directly to the member by the insurance company in accordance with the benefits schedule of their plan.

Benefits of Using CARExpress™

Our membership programs provide benefits to our members, unions, associations and businesses, and healthcare providers and provider networks.

Benefits to Members.  Our membership programs are attractive to our members because our programs provide them with access to a variety of healthcare products and services at discounted prices and, in the case of our CARExpress PlusTM programs, reimbursement for some, if not all, of the remaining portion of their healthcare expenses.  Membership in our membership programs is unrestricted and provides benefits to individuals who, because of their medical history, age, occupation or financial condition, are unable to obtain traditional health insurance. Our membership programs cover each person in the member’s household and can be used as often as they wish.

Benefits to Unions, Associations and Businesses.  Our membership programs are attractive to unions, associations, businesses and other organizations with large numbers of members or employees because our programs can assist these organizations in their efforts to attract and retain members and employees by enabling them to offer a more complete healthcare benefits package.

Benefits to Healthcare Providers and Provider Networks.  Our membership programs are attractive to physicians, hospitals and other healthcare providers because our programs help healthcare providers and provider networks increase their customer base. Our membership programs are also attractive to provider networks because they increase the likelihood that healthcare providers will affiliate with them to gain access to a greater number of potential customers and patients.

Strategy

Our strategy is to sustain and expand our position as a provider of unique healthcare membership programs.  We intend to focus predominantly in underserved markets where individuals either have limited or no healthcare benefits. We have developed healthcare membership programs that enable people to access healthcare providers throughout the country for a lower cost.  Through product design, competitive membership pricing and strong distribution channel partners, we plan to fill a significant void in the healthcare market that insurance companies have not addressed.

Key elements of our strategy are as follows:

Continue to Develop Unique Healthcare Programs For Broad Markets.  Our focus is on the continued development and introduction of unique programs that address the health and lifestyle needs of targeted consumer groups.  By varying the features of our programs, including discounts (medical, consumer and business services) and limited liability insurance benefits, we are able to meet the product and pricing needs of a broad market.  We anticipate that this will allow us to capture a larger share of the healthcare market through existing marketing channels and through establishment of new client relationships.  We intend to continue developing programs for affinity groups, such as unions, small businesses, trade associations and charitable organizations, and intend to enhance our program offerings by combining variations of our current programs with such other healthcare-related programs as health savings accounts and health reimbursement arrangements.

Recruit and Retain Marketing and Distribution Partners.  Growth in sales of our membership programs is dependent upon our marketing and distribution partners continuing to market our membership programs to prospective customers and recruit additional marketing and distribution partners to market our membership programs to prospective customers.  We intend to continue to focus our efforts on retaining our existing marketing and distribution partners and obtaining new marketing and distribution partners by expanding our in-house sales and marketing staff.  We also plan to improve the productivity of our marketing and distribution partners through lead development, marketing support, sales assistance and training.

Leverage our PPOs and Provider Networks.  While we currently have contractual relationships with several large, well-recognized and fully developed PPO and provider networks, we intend to continuously assess the capabilities of our PPOs and provider networks and work towards making alternative healthcare solutions available to our members.  We believe that our large provider base enhances our membership programs with market credibility, and we intend to leverage this credibility to further our market penetration.

Provide High Quality Customer Service.  In order to achieve our anticipated growth and to ensure member, healthcare provider and marketing and distribution partner loyalty, we intend to continue to develop and invest significantly in our customer service systems.  Our in-house customer service staff provides members, healthcare providers and marketing and distribution partners with prompt, courteous, and complete information about all aspects of our membership programs.  We have also developed a proprietary computer database system that provides customer service representatives with immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program.

Develop Private-Label Product Offerings.  To complement individual and group sales and lead generation accomplished through our marketing and distribution partners, we are attempting to promote sales of our membership programs to groups and self-funded employers.  We have implemented a number of private-label program offerings for specific markets and entities.  We plan to leverage off our current administrative and product development systems to continue to provide private-label availability to organizations that can commit to significant levels of sales of these programs.

Customers

Our primary target customer group is comprised of the 46 million Americans who have no health insurance of any kind.  This group includes self-employed individuals and part-time or temporary employees, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons. Our secondary target customer group is comprised of the millions of Americans who lack complete health insurance coverage. This group includes people with gaps in their insurance coverage, employees paying large deductibles or premiums, and employees who do not receive adequate insurance coverage through their employers. It also includes people who are underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits, people who have been turned down for insurance coverage for a medical procedure due to a pre-existing condition clause, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons.

Our CARExpressTM Membership Programs

We have designed two distinct groups of membership programs that we currently offer to our members: (i) our CARExpressTM health discount programs, and (ii) our CARExpress PlusTM membership programs.  Our CARExpressTM health discount programs enable our members to engage in point-of-service transactions directly with participating healthcare providers and pay discounted prices that are similar in amount to those paid by insurance companies on behalf of their insureds.  Our CARExpress PlusTM programs are comprised of variations of our comprehensive CARExpressTM health discount program and limited liability insurance benefits underwritten by U.S. Life.  With CARExpress PlusTM, our health discount programs provide our members with a point-of-service discount on their medical expenses at the time of service.  Then, the limited liability insurance benefits reimburse our members for some, if not all, of the remaining portion of their medical expenses.

CARExpress™ Health Discount Programs

We sell our CARExpressTM health discount programs directly and indirectly through a variety of marketing and distribution partners.  Our programs typically range in price from $9.95 to $39.95 per month, depending upon the program selected. We also offer features to encourage potential members to try out our CARExpressTM health discount programs, including refund guarantees and “trial” periods of free or discounted membership.  Healthcare products and services are bundled, priced and marketed using relationship marketing strategies or direct marketing to target the profiled needs of our customers. The discounted prices paid by our members typically range from 10% to 50% off providers’ usual and customary fees.  These discounts are designed to save the individual substantially more than the cost of the program itself.

We currently offer six standard CARExpressTM health discount programs that provide benefits that range from prescription drug and vision care to comprehensive physician, hospital, vision, dental and other care.  A description of each of our six standard programs is provided below.

Comprehensive Care Program.  This program is designed for individuals and families with no health insurance.  It provides members with access to almost all of the products and services accessible through our PPOs and provider networks, including physician, hospital and ancillary care, dental and vision care, retail and mail order pharmacy, 24-hour nurseline, hearing care, chiropractic and complementary alternative care, medical supplies and equipment, and long-term care facilities.  Our comprehensive care program targets those with little or no insurance, or those with only catastrophic coverage.  We believe that our comprehensive care program is of particular interest to consumers who are not covered by group health or individual benefit plans.  The monthly retail price for this membership program is $39.95 per household.

Supplemental Care Program.  This program is designed for individuals and families who are underinsured and offers everything our comprehensive care program offers, except for access to doctors and hospitals.  Our supplemental care program generally presumes the member has some level of basic health insurance coverage.  It offers services that are typically not covered under a traditional health insurance plan or an insurance plan that may have certain coverage limits.  This program typically is marketed as an add-on service alongside an existing health insurance plan or as a stand-alone product for those who have health insurance but with minimal benefits for prescription or other ancillary services.  The monthly retail price for this membership program is $29.95 per household.

Preferred Program.  This program is designed for individuals and families who are underinsured and need to save on the basic health services not covered under a traditional health insurance plan.  It offers savings on prescriptions, vision and dental care, and a 24-hour nurseline.  The monthly retail price for this membership program is $19.95 per household.

Dental & Vision Care Program.  This program is designed for individuals and families who typically have health insurance, but who do not have either dental care or vision care.  The monthly retail price for this membership program is $14.95 per household.

Prescription & Vision Care Program.  This program is designed to offer members an inexpensive way to save money on prescriptions and vision care.  This program is our low-cost entry program.  The monthly retail price for this program is $9.95 per household.

Tiered Pharmacy Discount Program.  This program is designed to provide members with access to discounts on brand name and generic prescription drugs and features a formulary that organizes both brand name and generic prescription drugs into four pricing tiers.  Tiers 1, 2 and 3 includes all brand and generic drugs that have a maximum allowable cost of up to $10, $20 and $40, respectively.  Tier 4 consists of all brand and generic drugs above $40.  This program is offered as a stand alone program as well as an add-on program to our existing CARExpressTM health discount programs and CARExpress PlusTM membership programs.  The monthly retail price for this program is $19.95 per household.

CARExpress Plus™ Membership Programs

We sell our CARExpressTM health discount programs in combination with limited liability insurance benefits underwritten by U.S. Life as part of our CARExpress PlusTM membership programs.  Limited insurance benefit policies are less expensive than traditional comprehensive healthcare insurance and do not require the member to undergo any medical underwriting.  As a result, they are generally available to everyone, regardless of their health conditions.  The policies usually operate on an indemnity basis, reimbursing the member for certain of his or her incurred healthcare costs.  These policies pay a certain amount for designated healthcare services.  For instance, a member could choose a program entitling him or her to $250, $500 or $1,000 per day of hospitalization, with additional scheduled benefits for intensive care stays and surgery, for up to 180 days in a calendar year.

Our CARExpress PlusTM programs typically range in price from $99 to $498 per month, depending upon the program selected. We market these programs directly and indirectly through insurance companies and independent third parties.  Our CARExpress PlusTM programs provide an innovative and affordable solution to individuals who previously could not afford a comprehensive medical plan.  These programs are bundled, priced and marketed utilizing relationship marketing strategies to target the profiled needs of the clients’ particular member base.

We currently offer three standard CARExpress PlusTM programs.  A description of each of these programs is provided below.

CARExpress PlusTM Platinum Program.  This program is our premium CARExpress PlusTM program.  It is comprised of a variation of our CARExpressTM Comprehensive Care Program that includes on-line physician and psychologist services, and limited liability insurance benefits consisting of AD&D coverage of $50,000, AME coverage of $2,500, accident disability coverage of $400 per month for up to 12 months, a daily hospital benefit of $1,000 for up to 180 days, a daily ICU benefit of $1,000 for up to 14 days, $75 for up to eight doctor visits, inpatient/outpatient surgical visits of up to $20,000 per year, $100 for emergency room visits for up to three visits per person per year and $100 for ambulance services for up to three times per person per year.  The monthly retail price for this membership program is $228 for an individual and $498 for a family.

CARExpress PlusTM Gold Program.  This program is our mid-level CARExpress PlusTM program.  It is comprised of a variation of our CARExpressTM Comprehensive Care Program that includes on-line physician services, and limited liability insurance benefits consisting of AD&D coverage of $25,000, AME coverage of $2,500, accident disability coverage of $400 per month for up to 12 months, a daily hospital benefit of $500 for up to 180 days, a daily ICU benefit of $500 for up to 14 days, $50 for up to six doctor visits, inpatient/outpatient surgical visits of up to $20,000 per year, $75 for emergency room visits for up to three visits per person per year and $100 for ambulance services for up to three times per person per year.  The monthly retail price for this membership program is $137 for an individual and $285 for a family.

CARExpress PlusTM Silver Program.  This program is our low-cost entry CARExpress PlusTM program.  It is comprised of our CARExpressTM Comprehensive Care Program and limited liability insurance benefits consisting of AD&D coverage of $10,000, AME coverage of $1,000, a daily hospital benefit of $250 for up to 180 days, a daily ICU benefit of $250 for up to 14 days, $50 for up to five doctor’s visits, inpatient/outpatient surgical visits of up to $20,000 per year, $50 for emergency room visits for up to three visits per person per year and $100 for ambulance services for up to three times per person per year.  The monthly retail price for this membership program is $99 for an individual and $225 for a family.

Healthcare Providers

We do not contract directly with any of the physicians, dentists, hearing care specialists, eye care specialists or other healthcare providers that participate in our CARExpressTM health savings network.  Instead, we contract with PPOs or their affiliates and other provider networks for access to the discounted rates they have negotiated with their healthcare providers.  We select and utilize only those provider networks that we believe can deliver adequate savings to our members while providing adequate support for our membership programs with the healthcare providers.  We typically pay a per member per month fee for use of a provider network that is determined in part based on the number of providers participating in the network, the number of our members accessing the network, and the particular products and services utilized by our members.  We only pay fees for those members authorized to utilize the network.  The agreements through which we have contracted for access to the PPO or other provider networks are generally for a term of between one and two years, may be terminated by either party on between 45 and 180 days’ prior written notice, and renew automatically for additional terms unless so terminated.  Most of these agreements are not exclusive as it is not customary in the discount medical plan industry for PPOs to agree to work exclusively with a single healthcare savings organization, and most contain provisions maintaining the confidentiality of the terms of the agreement.

The principal suppliers of the over 1,000,000 healthcare providers that comprise CARExpressTM are CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers and HealthFi.  Under our various agreements with these PPOs or their respective affiliates, our members are provided with access to their network of healthcare providers in varying combinations of specialties and at varying discounts from the scheduled prices for covered products and services.  Although we have arrangements in place with several secondary networks, these PPOs currently supply the provider commitments for almost all of our members.  If we lose our arrangement with any of these PPOs for any reason, we would attempt to establish a primary relationship with one of our secondary suppliers.  If we are unable to replace the lost arrangement with a similar arrangement with another provider network, however, our business may be adversely affected.

We can provide no assurance that our contracts with these PPOs and their affiliates will not expire or be terminated by us or them, nor can we provide any assurance that we will be able to replace the services available to our members under these agreements in the event they do expire or are terminated.  In addition, we can provide no assurance that these organizations will refrain from partnering with one of our competitors or competing directly with our membership programs.  Accordingly, the expiration or termination of these relationships, or the decision by any of these organizations to partner with one of our competitors or compete directly with us, may have a material adverse effect on our business, financial performance and results of operations.

Marketing and Distribution

We market our membership programs directly to individual consumers through our direct sales force, television, radio, newspapers, magazines and the Internet.  We also market and support our membership programs through our CARExpressTM Web site at www.carexpresshealth.com.  Our CARExpressTM Web site enables consumers to review our membership programs, our healthcare providers and their locations, the products and services available through our healthcare providers, and the discounts and special promotions available to members for their products and services.  Consumers can also purchase our membership programs through our CARExpressTM Web site by filling out an application online.  Direct sales to consumers provide us with higher long-term margins on sales because we do not have to pay commissions to any intermediary organization.  In addition, the advertising and marketing campaigns that we engage in to target consumers provide us with increased market awareness and support for the brokers, agents, small businesses, unions and associations comprising our other marketing and distribution channels.

We also market our membership programs indirectly through brokers and agents, small businesses and trade associations, unions and associations, and marketing companies.

Brokers and Agents.  We sell our membership programs through licensed insurance brokers and agents by entering into commission-sharing arrangements with them under which they market and sell our membership programs to individual consumers through large employer groups, life insurance companies and associations.  Our membership programs are not competitive with the insurance products they sell, but instead are complementary program offerings.  Brokers and agents typically offer our membership programs as a complementary value-added program to the traditional insurance products that they sell.  We estimate that a total of between 250 and 300 such brokers and agents currently market our membership programs to prospective customers.  The brokers and agents that we utilize typically offer and sell our membership programs on a part-time basis and may engage in other related or unrelated business activities, including selling the products or services of our competitors.  Most of the prospective customers to whom brokers and agents market our programs are current clients of the brokers and agents who have purchased products or services through the brokers and agents in the past.  The other prospective customers are new clients that the brokers and agents have identified through their own efforts.

Small Businesses and Trade Associations.  We use small businesses, trade associations, charitable organizations and similar organizations to market our membership programs to their members and employees.  Under these types of arrangements, we customize our health membership cards by adding the sponsoring organization name and/or logo on the card and provide access to our networks as well as all required fulfillment services.  We believe that these private label cards are attractive to these organizations because the cards will enable them to more closely identify themselves with the benefits provided to their members.  Moreover, we believe that the preexisting relationship between the sponsor and its employees or members will enhance the likelihood that the employee or member will purchase our health membership cards.  These organizations may purchase our membership programs for their employees or members, or subsidize a portion of the monthly membership fees of our programs for their employees or members.  No fee will typically be paid by us to such organizations if the organizations opt to purchase or subsidize our programs.  Alternatively, these organizations may simply offer their employees or members the opportunity to purchase our programs directly from us or through a payroll deduction plan.  In this event, we will typically pay such organizations a marketing fee for each membership sold.

Unions and Associations.  We market our membership programs to unions, associations, corporations and similar organizations.  These organizations provide us with the opportunity to acquire a large group of members.  Group accounts provide us with higher retention rates for memberships because of factors such as organization sponsorship of its members or employees, subsidizing of monthly membership fees by such organizations, and lower cost memberships to members or employees resulting from significantly lower prices charged to the organization.  These organizations may purchase our membership programs for their employees or members, or subsidize a portion of the monthly membership fees of our programs for their employees or members.  We do not typically pay a marketing fee to the organizations if the organizations opt to purchase or subsidize our programs.  Alternatively, these organizations may simply offer their employees or members the opportunity to purchase our programs directly from us or through a payroll deduction plan.  In this case, we typically pay the organizations a marketing fee for each membership sold.

Marketing Companies.  We utilize the services of marketing companies to market our membership programs to prospective customers, such as individual consumers and employers typically having less than 50 employees.  Marketing companies are groups of sales persons that market our membership programs directly to prospective customers through face-to-face contact and such media as television, radio, internet and print ads.  We pay our marketing companies fees that are typically comprised of a commission on the sale price of the membership program and/or an up-front fee per member generated.  The amount of the commissions and up-front fees that we pay to marketing companies are determined based on the type of membership programs being sold by the marketing companies and the number of members being generated over a set period of time by the marketing companies.

Customer Service, Training and Support

We believe that providing superior customer support is critical to our business.  Currently, we maintain an in-house customer service center at our corporate headquarters in Horsham, Pennsylvania, where we employ full-time customer service representatives and utilize the services of temporary customer service representatives on an as-needed basis.  Our customer service center is available to members and may be accessed via e-mail or toll-free numbers, Monday through Friday, from 8:00 a.m. to 11:00 p.m. Eastern Standard Time.  We also utilize an outside call center for after-hours calls so that we are able to provide full 24-hour toll-free coverage for our members.  Our customer service center provides dependable and timely resolution of customer technical inquiries and is available to customers by telephone and e-mail.  Our customer service center staff delivers education, training and pre-sales support to our members, employers and other sponsoring organizations, and healthcare providers and provider networks.  We also offer online training to our customers and resellers to provide them with the knowledge and skills to successfully deploy, use and maintain our products.  Our customer service staff is responsible for handling general customer inquires, answering questions about the ordering process, updating and maintaining customer account information, investigating the status of orders and payments, as well as processing customer orders.  In addition, our customer service staff proactively updates customers on a variety of topics, including release dates of new products and updates to existing products.

We operate in a fully-equipped facility with a state-of-the-art computer and telecommunications room that is wired to handle our growing needs and provides us with the capacity to expand our customer service base to approximately 80 customer service agents.  Our proprietary computer database system provides our customer service representatives with immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program.  All new customer service representatives are required to complete a training course before beginning to take calls and attend on-the-job training thereafter.  Through our training programs, systems and software, we seek to provide members with friendly, rapid and effective answers to questions.  We continue to work closely with our healthcare providers and organizations to ensure that their representatives are knowledgeable about our membership programs.

We provide extensive training to our marketing and distribution partners to assure that they accurately represent our products and services.  This training is available in a variety of forms, including a training manual, audiotapes and videotapes, local and regional training meetings and weekly conference calls.  The training encompasses both product training as well as marketing training and sales techniques.  We have also implemented policies and procedures in place to control any advertising or promotions that are utilized by our marketing and distribution partners.  We believe these policies and procedures are necessary to assure the proper representation of the program at all times and include the pre-approval of all advertising, adherence to anti-spamming and anti-fax blasting rules, and limits where the representatives can advertise our programs.  The failure of a representative to follow these rules can result in termination of the representative’s relationship with us.

Technology

We have made substantial investments in our proprietary technology and management information systems.  We have a state-of-the-art telecommunication network and computer system for our executive officers and customer service staff. Our management information systems were designed in-house and are used in most aspects of our business, including maintaining member eligibility and demographic information maintaining representative information paying commissions, maintaining a database of all healthcare providers and providing healthcare provider locator services, drafting members’ accounts on a monthly basis, and tracking of cash receipts and revenue.  We have also created an extensive CARExpressTM Web site for our membership programs at www.carexpresshealth.com that provides information about the various healthcare products and services available, allows for healthcare provider searches, answers questions, provides savings schedules, and allows new members and representatives to enroll online.  It also allows our marketing and distribution partners to access support and training files and to view their genealogy and commission information through a password-protected area.  Our CARExpressTM Web site is set up as a “self-replicating” website to allow our marketing and distribution partners to obtain a copy of the website under a unique web address.

Competition

The discount medical plan industry is rapidly evolving and competition for members is becoming increasingly intense.  Competitors vary in size and in scope and breadth of the products and services they offer.  We offer membership programs that provide products and services similar to or directly in competition with products and services offered by PPOs, HMOs, healthcare membership programs, retail pharmacies, mail order prescription companies, and other ancillary healthcare insurance organizations.  Competition for new representatives is also intense, as these individuals have a variety of products that they can choose to market, whether competing with us in the healthcare market or not.

We believe that success in the discount medical plan industry is dependent upon the ability of companies to:

•                  identify retail markets and outlets, unions and associations, and consumers that may benefit from healthcare membership programs;

•                  maintain contracts with reputable PPOs and provider networks that offer substantial healthcare savings and reputable insurance companies that offer affordable health insurance policies;

•                  develop and implement effective marketing and advertising campaigns;

•                  provide programs comparable or superior to those of competitors at competitive prices;

•                  enhance the quality and breadth of the membership programs offered;

•                  provide high quality customer service;

•                  offer substantial savings on the major-medical costs such as hospital and surgical costs;

•                  combine the programs with affordable insurance policies that have high deductibles or set pre-defined payment for hospitalization;

•                  adapt quickly to evolving industry trends or changing market requirements;

•                  satisfy investigations on the part of state attorney generals, insurance commissioners and other regulatory bodies; and

•                  hire and retain marketing and distribution partners and finance promotions for the recruiting of new members and marketing and distribution partners.

Our principal competitors include Access Plans USA, AmeriPlan, Best Benefits, Careington International, Family Care, Full Access Medical, International Association of Businesses, New Benefits, Inc. and People’s Benefit Services.  People’s Benefit Services focuses generally on the provision of retail and mail order pharmacy services and vision and dental care, and thus competes with only a portion of our membership programs.  Access Plans USA, AmeriPlan, Best Benefits, Careington International, Family Care, Full Access Medical and New Benefits provide a broader range of products and services including hospital, physician, 24-hour nurseline, chiropractic and nursing home care, and thus compete with our full range of membership programs.  Our principal competitors generally offer their membership programs at a monthly or annual fee that is equal to or greater than the monthly fees that we charge for comparable membership programs, and offer cancellation privileges, refund guarantees, and trial periods of free or discounted memberships similar in nature and amount to those that we offer.

We also face current and potential competition from insurance carriers, third-party administrators, retail pharmacies, financial institutions, federal and state governments, PPOs, HMOs and other healthcare networks.  We face additional competition due to a trend among healthcare providers and insurance companies to combine and form networks in order to contract directly with small businesses and other prospective customers to provide healthcare services.  A number of companies offer health membership programs that are localized geographically, or specialized in certain service categories such as dental, chiropractic, or pharmacy only.  Recently, several of the major drug manufacturers have begun, or announced plans to begin, offering prescription discount cards for their own drug brands.

Some of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing, administrative and other resources than we do.  They may have significantly greater name recognition, established marketing relationships and access to a larger installed base of customers.  In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to design customized products to better address customer needs.  Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse affect on our business, financial condition and results of operations.

Regulatory and Legislative Issues

We are subject to a variety of laws and regulations applicable to companies engaged in the healthcare industry.  Because the nature of our services is relatively new and the discount medical plan industry is rapidly evolving, we may not be able to accurately predict which regulations will be applied to our business and we may become subject to new or amended regulations.

State Discount Health Program Regulations.  In recent years, more than 20 states have enacted legislation that specifically addresses the operation and marketing of discount health programs like ours.  Additional states are expected to enact such legislation in the future.  The laws vary in scope.  Some apply to discounts on all health care purchases.  Some regulate only prescription discounts.  Some exclude prescription discounts but regulate other services.  The laws also vary in operation.  Some contain only provisions that relate to the operation and marketing of discount health plans and some require licensing and registration.  Because such legislation and regulations are newly enacted or adopted, we do not know the scope and full effect on our operations.  There is also the risk that a state will adopt regulations or enact legislation restricting or prohibiting the sale of our health discount programs in the state.  Compliance with these laws and regulations on a state-by-state basis is costly and cumbersome and may have a material adverse effect on our financial position in the future.

Compliance with federal and state regulations is generally our responsibility.  The discount medical plan industry is especially susceptible to charges by the media of regulatory noncompliance and unfair dealing.  As is often the case, the media may publicize perceived non-compliance with consumer protection regulations and violations of notions of fair dealing with consumers.  Our failure to comply with current, as well as newly enacted or adopted, federal and state regulations could have a material adverse effect upon our business, financial condition and results of operations in addition to the following:

•                  non-compliance may cause us to become the subject of a variety of enforcement or private actions;

•                  compliance with changes in applicable regulations could materially increase the associated operating costs;

•                  non-compliance with any rules and regulations enforced by a federal or state consumer protection authority may subject us or our management personnel to fines or various forms of civil or criminal prosecution; and

•                  non-compliance or alleged non-compliance may result in negative publicity potentially damaging our reputation and the relationships we have with our members, provider networks and consumers in general.

Insurance Regulations.  Our membership programs are not insurance programs and we are not subject to regulation as an insurance company or as a seller of insurance in connection with the sale of our membership programs.  Occasionally, we receive inquires from insurance commissioners in various states that require us to supply them with information about our membership programs.  To date, these agencies have concurred with our view that our health discount programs are not a form of insurance.  We can provide no assurance that this situation will not change in the future, or that an insurance commissioner will not successfully challenge our ability to offer our membership programs without compliance with state insurance regulations in the future.  Furthermore, states may adopt regulations or enact legislation that may affect the manner by which we sell our membership programs or restrict or prohibit the sale of our membership programs.  If we do not comply with the regulations or legislation of these states, we may be prevented from selling our programs in these states or may be subject to fines and penalties that could have a material adverse affect on our operations and financial condition.

Government regulation of health insurance, healthcare coverage and health membership plans is a changing area of law and varies from state to state.  The sale of insurance products and the licensing of insurance brokers and agents are subject to regulation and supervision, predominantly by state authorities.  While the scope of regulation and form of supervision may vary from state to state, insurance laws relating to the sale of insurance products and licensing of insurance brokers and agents are often complex and generally grant broad discretion to supervisory authorities in adopting regulations.  These regulations extensively cover operations, including scope of benefits, rate formula, delivery systems, utilization review procedures, quality assurance, enrollment requirements, claim payments, marketing and advertising.  States have broad powers over the granting, renewing and revoking of licenses and approvals, marketing activities and the receipt of commissions.  Although we are not an insurance company, the insurance companies from which we obtain the limited insurance benefits included in our CARExpress PlusTM membership programs are subject to various federal and state regulations applicable to their operations.  We must rely on the insurance companies that provide the limited insurance benefits that we offer as part of our CARExpress PlusTM membership programs to carefully monitor state and federal legislative and regulatory activity as it affects their insurance products and services.  These insurance companies must comply with constantly evolving regulations and make changes occasionally to services, products, structure or operations in accordance with the requirements of those regulations.  We may also be limited in how we market and distribute our CARExpress PlusTM membership programs as a result of these laws and regulations.  Additional governmental regulation or future interpretation of existing regulations may increase the cost of compliance or materially affect the insurance products and services offered by us and, as a result, our results of operations.

We market our CARExpress PlusTM membership programs through an association that has been formed to provide various consumer benefits to its members.  This association may include in its benefit packages insurance products that are issued under group or blanket policies covering the association’s members.  Our ability to offer limited insurance benefits for inclusion in these benefit packages may be affected by governmental regulation or future interpretation of existing regulations that may increase the cost of regulatory compliance or affect the nature and scope of products that we may make available to such associations.  In addition, most states allow these programs to be sold under certain circumstances without a licensed insurance agent making each sale.  If a state later determines that our sales of these programs do not comply with its regulations, our ability to continue selling these programs would be affected and we might be subject to fines and penalties and may have to issue refunds or provide restitution to the association and its members.

Product Claims and Advertising Laws.  The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters.  The Federal Trade Commission may institute enforcement actions against companies for false and misleading advertising of consumer products.  In addition, the Federal Trade Commission has increased its scrutiny of the use of testimonials, similar to those used by us and the marketing companies, brokers and agents marketing our membership programs.  While we have not been the target of any Federal Trade Commission enforcement actions, we can provide no assurance that:

•                  the Federal Trade Commission will not question our advertising or other operations in the future;

•                  a state will not interpret product claims presumptively valid under federal law as illegal under that state’s regulations; or

•                  future Federal Trade Commission regulations or decisions will not restrict the permissible scope of such claims.

We are also subject to the risk of claims by brokers and agents and their respective customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices.  These agencies may take action on their own initiative against us for alleged advertising or product claim violations, or on a referral from brokers, agents, customers or others.  Remedies sought in these actions may include consent decrees and the refund of amounts paid by the complaining brokers, agents or consumer, refunds to an entire class of brokers, agents or customers, client refunds, or other damages, as well as changes in our method of doing business.  A complaint based on the practice of one broker or agent, whether or not we authorized the practice, could result in an order affecting some or all of the brokers and agents that we use in a particular state.  Also, an order in one state could influence courts or government agencies in other states considering similar matters.  Proceedings resulting from these complaints could result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

Healthcare Regulation and Reform.  Government regulation and reform of the healthcare industry may also affect the manner in which we conduct our business in the future. There continues to be diverse legislative and regulatory initiatives at both the federal and state levels to affect aspects of the nation’s health care system.  Many states have enacted, or are considering, various healthcare reform statutes.  These reforms relate to, among other things, managed care practices, prompt pay payment practices, health insurer liability and mandated benefits.  Most states have also enacted patient confidentiality laws that prohibit the disclosure of confidential information.  As with all areas of legislation, the federal regulations establish minimum standards and preempt conflicting state laws that are less restrictive but will allow state laws that are more restrictive.  We expect this trend of increased legislation to continue. We are unable to predict what state reforms will be enacted or how they would affect our business.

Legislative Developments.  Numerous proposals to reform the current healthcare system have been introduced in the U.S. Congress and in various state legislatures.  Proposals have included, among other things, modifications to the existing employer-based insurance system, a quasi-regulated system of “managed competition” among health insurers, and a single-payer, public program.  Legislation has been introduced from time to time in the U.S. Congress that could result in the federal government assuming a more direct role in regulating insurance companies. We are unable to evaluate new legislation that may be proposed and when or whether any legislation will be enacted and implemented.  However, many of the proposals, if adopted, could have a material adverse effect on our business, financial condition or results of operations.

Intellectual Property Rights

Our intellectual property rights are important to our business.  We rely upon confidentiality procedures and contractual provisions to protect our business, proprietary technology and CARExpressTM brand.  Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information.  We have obtained registered trademarks from the United States Patent and Trademark Office for the words “CARExpress” and “CARExpress Plus” as well as our CARExpressTM brand.  We may apply for legal protection for certain of our other intellectual property in the future.  We can provide no assurance, however, that we will receive such legal protection or that, if received, such legal protection will be adequate to protect our intellectual property rights.

Employees

As of April 23, 2009 we had 20 employees.  Of this number, 15 were full-time employees and five were part-time employees.  We utilize the services of approximately 15 consultants and advisors as well as after-hours call center representatives and temporary customer service representatives.  We do not employ the individuals working for our after-hours call center or the temporary customer service representatives.  None of our employees are represented by a labor union, and we have never experienced a work stoppage.  We believe that our relations with our employees are good.

Properties

Our corporate headquarters and sole business office is located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, where we lease approximately 7,100 square feet of space for an initial monthly rent payment of approximately $13,500.  This lease has a term of three years and expires on May 30, 2010.  We believe that our office space is adequate to support our current operations and that adequate additional space is available to support projected growth in our operations over the next 12 months.

Legal Proceedings

We are not currently a party to any material legal proceedings.

MANAGEMENT

Directors and Executive Officers

                The following chart sets forth certain information about each of our directors and executive officers.

Name	Age	Positions Held
David M. Daniels	51	Chairman of the Board of Directors, Chief Executive Officer and President
Alex Soufflas	34	Chief Financial Officer, Executive Vice President and Secretary
Patricia S. Bathurst	54	Vice President — Marketing

The following is a brief summary of the business experience of each of the above-named individuals:

David M. Daniels has served as our Chief Executive Officer and sole member of our board of directors since February 2004, and has served as our President since February 2005.  From 1998 to February 2004, Mr. Daniels provided financing and management consulting services to several companies operating in the manufacturing, technology and services industries, including Market Pathways Financial Relations, Inc., a financial consulting firm, from April 2000 until February 2004, The Research Works, Inc., an equity research firm, from April 2001 until December 2003, and Xraymedia, Inc., an advertising agency, from September 2001 until February 2004.  Mr. Daniels served as the Chief Financial Officer of North American Technologies Group, Inc., a research and development company, from 1994 to 1995 and served as the President and Chief Operating Officer from 1995 to 1998.  Mr. Daniels founded Industrial Pipe Fittings, Inc., a manufacturer of industrial fittings for the high density polyethylene market, in 1994 and served as the Chairman, President and Chief Executive Officer until 1998.  Prior to 1994, Mr. Daniels served in several capacities with Morgan Stanley Dean Witter, achieving the position of First Vice President of the company in 1986.  Mr. Daniels is a graduate of the Georgia Military Academy and the University of Houston, where he received a B.A. in finance.

Alex Soufflas has served as our Chief Financial Officer and Secretary since February 2006 and has served as our Executive Vice President since August 2005.  Mr. Soufflas served as our General Counsel from August 2005 until February 2006.  From May 2004 to August 2005, Mr. Soufflas was an attorney at Duane Morris LLP, a national law firm, where he specialized in public and private securities offerings, mergers & acquisitions, contracts and corporate counseling.  Mr. Soufflas specialized in general corporate law as an attorney at Spector Gadon & Rosen, P.C., a Philadelphia-based law firm, from April 2003 to May 2004, and at Sullivan & Worcester, LLP, a Boston-based law firm, from September 2000 to October 2002.  Prior to that, Mr. Soufflas was an accountant at KPMG LLP, an international accounting and consulting firm.  Mr. Soufflas received a B.S. in accounting from Purdue University and a juris doctor from Boston College Law School.

Patricia S. Bathurst has served as our Vice President — Marketing since March 2001.  From 1989 to 2000, Ms. Bathurst served as the Vice President of Marketing for National Health and Safety Corporation where she was responsible for all of the marketing, advertising and promotional functions for the company.  From 1985 to 1989, Ms. Bathurst served as the Director of Marketing for Horizon Healthcare Group, Inc., a provider of healthcare services utilizing national provider networks that she co-founded in 1985.  Prior to 1985, Ms. Bathurst served as the Director of Administration and Customer Service for Phoenix International Corporation, a provider of healthcare services utilizing national provider networks.  Ms. Bathurst is a graduate of Temple University with a B.A. in business administration.

Board of Directors

David M. Daniels, our President and Chief Executive Officer, is the sole member of our board of directors.  Mr. Daniels will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified.  Pursuant to Item 407(a)(1)(ii) of Regulation S-K promulgated under the Securities Act, we have adopted the definition of “independent director” as set forth in the American Stock Exchange (“AMEX”) Company Guide.  Mr. Daniels does not qualify as an “independent director” pursuant to the AMEX Company Guide.  Our board of directors has not created separately-designated standing committees and Mr. Daniels is not “independent” for purposes of Section 121A or Section 803 of the AMEX Company Guide, applicable to audit committee members.  Officers are elected annually by our board of directors and serve at the discretion of our board of directors.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation earned by the executive officers named below during the fiscal year ended December 31, 2008.

Summary Compensation Table

				Stock	Option	All Other
Name and				Awards	Awards	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($) (1)	($) (1)	($) (2)	Total ($)

David M. Daniels	2008	384,540	-0-	173,213	27,978	10,175	595,906
President and	2007	385,152	-0-	84,175	-0-	6,051	475,378
Chief Executive Officer

Alex Soufflas	2008	291,720	-0-	68,865	90,430	10,507	461,522
Chief Financial Officer,	2007	264,000	-0-	39,963	20,190	9,240	333,393
Executive Vice President
and Secretary

Patricia S. Bathurst	2008	165,709	-0-	30,055	93,694	4,193	293,651
Vice President — Marketing	2007	159,720	-0-	29,972	16,152	4,193	210,037

(1) A summary of the assumptions made in the valuation of these awards is provided under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” and “Executive Compensation — Employment Contracts and Arrangements” and in our notes to consolidated financial statements beginning on page F-7 of this prospectus.

(2)  Consists of matching contributions made by us on behalf of the applicable executive officer under the National Health Partners, Inc. 401(k) Plan.

Narrative Disclosure of Executive Compensation

We are a party to employment agreements with each of David M. Daniels, Alex Soufflas and Patricia M. Bathurst.  Under these agreements, Messrs. Daniels and Soufflas and Ms. Bathurst are currently entitled to receive annualized base salaries of $382,800, $319,440 and $175,692, respectively.

 We have issued a variety of equity securities to Messrs. Daniels and Soufflas and Ms. Bathurst during the course of their employment with us.  We have issued options to Messrs. Daniels and Soufflas and Ms. Bathurst to acquire 3,150,000, 2,050,000 and 2,136,500 shares of our common stock, respectively.  In addition, we have issued restricted stock awards to each of Messrs. Daniels and Soufflas and Ms. Bathurst with respect to 1,050,000, 300,000 and 225,000 shares of our common stock, respectively, and have issued Messrs. Daniels and Soufflas 690,000 and 523,500 shares of common stock, respectively.

A summary of the material terms of these employment agreements and the options, restricted stock awards and shares of common stock granted to each of these individuals is provided below.

Employment Contracts and Arrangements

David M. Daniels

On May 13, 2005, we entered into an employment agreement with David M. Daniels to serve as our Chief Executive Officer effective February 1, 2005.  The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party.  Under the agreement, Mr. Daniels is entitled to an annual base salary of $231,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion.  Pursuant to the agreement, on May 13, 2005, Mr. Daniels was granted an option to acquire 2,500,000 shares of our common stock.

On March 28, 2006 and September 4, 2007, we granted Mr. Daniels a restricted stock award with respect to 450,000 and 600,000 shares of our common stock, respectively. On December 12, 2006 and March 25, 2008, we granted Mr. Daniels an option to acquire 250,000 and 400,000 shares of our common stock, respectively.  On December 30, 2008, we granted Mr. Daniels 690,000 shares of our common stock in full payment of deferred salary compensation that was earned by him during 2008 and payable to him as of December 31, 2008.

Alex Soufflas

On March 29, 2006, we entered into an employment agreement with Alex Soufflas to serve as our Chief Financial Officer and Executive Vice President effective February 1, 2006.  The agreement is for an initial term of three years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party.  Under the agreement, Mr. Soufflas is entitled to an annual base salary of $210,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion.

On August 15, 2005, we granted Mr. Soufflas an option to acquire 1,000,000 shares of our common stock, and on March 28, 2006 we granted Mr. Soufflas a restricted stock award with respect to 300,000 shares of our common stock.  On December 12, 2006, September 4, 2007 and March 25, 2008, we granted Mr. Soufflas an option to acquire 150,000, 500,000 and 400,000 shares of our common stock, respectively.  On December 30, 2008, we granted Mr. Soufflas 523,500 shares of our common stock in full payment of deferred salary compensation that was earned by him during 2008 and payable to him as of December 31, 2008.

Patricia S. Bathurst

On May 13, 2005, we entered into an employment agreement with Patricia S. Bathurst to serve as our Vice President — Marketing effective February 1, 2005.  The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party.  Under the agreement, Ms. Bathurst is entitled to an annual base salary of $132,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion.  Pursuant to the agreement, on May 13, 2005, Ms. Bathurst was granted an option to acquire 1,000,000 shares of our common stock.

On March 28, 2006, we granted Ms. Bathurst a restricted stock award with respect to 225,000 shares of our common stock.  On December 12, 2006, September 4, 2007 and March 25, 2008, we granted Ms. Bathurst an option to acquire 50,000, 400,000 and 400,000 shares of our common stock, respectively.  On March 25, 2008, we granted an option to Patricia S. Bathurst to acquire 286,500 shares of our common stock in full payment of deferred salary compensation that was earned by her during 2008 and payable to her as of December 31, 2008.

Termination Provisions of Employment Agreements

The employment agreements with Mr. Daniels and Ms. Bathurst provide that if we terminate the employment of the applicable executive officer without “cause” or the officer terminates his or her employment with us for “good reason,” as such terms are defined in the agreements, the officer is immediately entitled to two years’ annual base salary, the full annual base salary to which the officer would otherwise have been entitled during the remainder of the initial term, and all other compensation and benefits to which the officer would have been entitled had the officer been employed by us for the remainder of the initial term.  The employment agreement with Mr. Soufflas provides that if we terminate his employment without “cause” or he terminates his employment with us for “good reason,” as such terms are defined in the agreement, he is entitled to receive an amount equal to the annual base salary he was receiving on the date of termination to be paid over a period of 12 months.

Terms of Options

The options that we granted to Mr. Daniels and Ms. Bathurst in 2005 are for a term of 10 years, have an exercise price of $0.40 per share, and vest in four equal installments commencing May 13, 2005.  On December 12, 2006, we accelerated the vesting schedule of the options so that they vested in full on that date.  In the event the employment of the applicable executive officer is terminated for any reason other than for “cause,” as such term is defined in the employment agreements, the officer’s option may be exercised at any time prior to the expiration date of the option.  In the event we terminate the employment of the applicable executive officer without “cause” or the officer terminates his or her employment with us for “good reason” (including a “change in control”), as such terms are defined in the employment agreements, we are required to use our best efforts to prepare and file a registration statement with the SEC within 180 days of the date of termination to register the public resale of the shares underlying the officer’s option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

The option that we granted to Mr. Soufflas in 2005 is for a term of 10 years, has an exercise price of $0.40 per share, and vests in four equal annual installments commencing on February 1, 2006.  On December 12, 2006, we accelerated the vesting schedule of the options so that they vested in full on that date.  In the event the employment of Mr. Soufflas is terminated for any reason other than for “cause,” as such term is defined in the option, the option may be exercised until the earlier of the date that is 90 days after the date of such termination of employment or the expiration date of the option.  In the event the employment of Mr. Soufflas is terminated for “cause,” the option terminates immediately.

The options that we granted to Messrs. Daniels and Soufflas and Ms. Bathurst in 2006 are for a term of 10 years, have an exercise price of $0.88 per share, and were vested in full on the date of grant.  In the event the employment of the applicable executive officer is terminated for death, disability or retirement, the officer’s option may be exercised until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the option.  In the event the employment of the applicable executive officer is terminated not for “cause” or is terminated by the executive for “good reason,” as such terms are defined in the applicable options, the option remains exercisable until the expiration date of the option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

The options that we granted to Mr. Soufflas and Ms. Bathurst in 2007 are for a term of 10 years, have an exercise price of $0.50 per share, and vest in four equal annual installments commencing on September 4, 2008.  In the event the employment of the applicable executive officer is terminated for death, disability or retirement, the officer’s option may be exercised to the extent exercisable on the date of such termination of employment until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the option.  In the event the employment of the applicable executive officer is terminated not for “cause” or is terminated by the executive for “good reason,” as such terms are defined in the applicable options, the option vests in full immediately and remains exercisable until the expiration date of the option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

The options that we granted to Messrs. Daniels and Soufflas and Ms. Bathurst in March 2008 are for a term of 10 years, have an exercise price of $0.28 per share, and vest in four equal annual installments commencing on March 25, 2009.  The option that we granted to Ms. Bathurst in December 2008 is for a term of 10 years, has an exercise price of $0.055 per share, and vested in full on the date of grant.  In the event the employment of the applicable executive officer is terminated for death, disability or retirement, the officer’s option may be exercised to the extent exercisable on the date of such termination of employment until the earlier of the date that is one year after the date of such termination of employment (90 days in the case of termination due to retirement) or the expiration date of the option.  In the event the employment of the applicable executive officer is terminated not for “cause” or is terminated by the executive for “good reason,” as such terms are defined in the applicable options, the option vests in full immediately and remains exercisable until the expiration date of the option.  In the event the employment of the applicable executive officer is terminated for “cause,” the option terminates immediately.

Terms of Restricted Stock Awards

The restricted stock awards that we granted to Messrs. Daniels and Soufflas and Ms. Bathurst in 2006 vest in three equal annual installments commencing on March 28, 2007.  In the event we terminate the employment of the applicable executive officer without “cause” or the officer terminates his or her employment with us for “good reason,” as such terms are defined in such officer’s respective employment agreement, the officer’s restricted stock award vests in full immediately.  In the event the employment of the applicable executive officer is terminated for “cause,” any shares of common stock that have not vested as of the date of termination will be forfeited to us and cancelled.

The restricted stock award that we granted to Mr. Daniels in 2007 vests in four equal annual installments commencing on September 4, 2008.  In the event we terminate the employment of Mr. Daniels without “cause” or he terminates his employment with us for “good reason,” as such terms are defined in his employment agreement, his restricted stock award vests in full immediately.  In the event the employment of Mr. Daniels is terminated for “cause,” any shares of common stock that have not vested as of the date of termination will be forfeited to us and cancelled.

National Health Partners, Inc. 401(k) Plan

On January 15, 2007, we adopted the National Health Partners, Inc. 401(k) Plan.  The purpose of this plan is to provide our employees with tax-advantaged retirement benefits to assist them in saving and accumulating assets for retirement.  Under the plan, eligible employees may elect to contribute up to 100% of their compensation to the plan each year, subject to certain Internal Revenue Service (“IRS”) limitations.  We match 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution, subject to certain IRS limitations.  We contributed a total of $35,707 and $26,928 to the plan during the years ended December 31, 2008 and 2007, respectively.

Director Compensation

We do not provide any compensation to our employee directors and have not adopted a standard compensation package for non-employee directors serving as members of our board of directors.  We did not have any non-employee directors on our board of directors during 2008 and, thus, did not pay any director compensation to any non-employee directors during 2008.  We intend to add non-employee directors to our board of directors in the future.  In the event we do so, we intend to provide them with remuneration that may consist of one or more of the following: an annual retainer, a fee paid for each board meeting attended, an annual grant of equity compensation, and reimbursement for reasonable travel expenses incurred to attend meetings of the board of directors.  We may provide additional remuneration to board members participating on committees of our board of directors.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each named executive officer, information regarding unexercised options, stock that had not vested, and equity incentive plan awards as of the end of our fiscal year ended December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)

David M. Daniels	2,500,000	-0-		0.40	5/12/15	150,000	(3)	7,500
	250,000	-0-		0.88	12/11/16	450,000	(4)	22,500
	-0-	400,000	(1)	0.28	3/24/18

Alex Soufflas	1,000,000	-0-		0.40	8/14/15	100,000	(3)	5,000
	150,000	-0-		0.88	12/11/16
	125,000	375,000	(2)	0.50	9/3/17
	-0-	400,000	(1)	0.28	3/24/18

Patricia S. Bathurst	1,000,000	-0-		0.40	5/12/15	75,000	(3)	3,750
	50,000	-0-		0.88	12/11/16
	100,000	300,000	(2)	0.50	9/3/17
	-0-	400,000	(1)	0.28	3/24/18
	286,500	-0-		0.055	12/29/18

(1)  These options vest in four equal annual installments commencing on March 25, 2009.

(2)  These options vest in three equal annual installments commencing on September 4, 2009.

(3)  These restricted stock awards vest on March 28, 2009.

(4)  This restricted stock award vests in three equal annual installments commencing on September 4, 2009.

(5)  The market value of these shares was calculated based on a price per share of $0.05, the closing market price for our shares of common stock on the OTC Bulletin Board on December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 23, 2009, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the SEC, may be deemed the beneficial owner of more than 5% of our outstanding common stock.  The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of April 23, 2009 upon the exercise or conversion of any options, warrants or other convertible securities.  Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)
David M. Daniels	5,588,050	(2)	9.8%
Patricia S. Bathurst	1,869,100	(3)	3.4%
Alex Soufflas	2,198,500	(4)	4.0%
Bank Julius Baer & Co., Ltd.	6,000,000	(5)	10.5%
Pierre Besuchet	4,050,000	(6)	7.2%
Ronald F. Westman	3,453,000	(7)	6.2%
All officers and directors as a group (3 persons)	9,655,650	(8)	16.2%

*    Less than 1%.

(1)  This table has been prepared based on 53,946,281 shares of our common stock outstanding on April 23, 2009.

(2)  Includes 2,500,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 250,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 100,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share and 450,000 shares underlying restricted stock awards.

(3)  Includes 1,000,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 50,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 100,000 shares issuable upon the exercise of options that have an exercise price of $0.50 per share, 100,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share and 286,500 shares issuable upon the exercise of options that have an exercise price of $0.055 per share.

(4)  Includes 1,000,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 150,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 125,000 shares issuable upon the exercise of options that have an exercise price of $0.50 per share and 100,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share.

(5)  Includes 3,000,000 shares issuable upon the exercise of warrants that have an exercise price of $0.30 per share.

(6)  Includes 1,000,000 shares issuable upon the exercise of warrants that have an exercise price of $.80 per share, 1,000,000 shares issuable upon the exercise of warrants that have an exercise price of $.40 per share, and 225,000 shares issuable upon the exercise of warrants that have an exercise price of $.30 per share.

(7)  Includes 100,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share and 1,860,000 shares issuable upon the exercise of warrants that have an exercise price of $0.80 per share.

(8)  Includes 4,500,000 shares issuable upon the exercise of options that have an exercise price of $0.40 per share, 450,000 shares issuable upon the exercise of options that have an exercise price of $0.88 per share, 225,000 shares issuable upon the exercise of options that have an exercise price of $0.50 per share,

300,000 shares issuable upon the exercise of options that have an exercise price of $0.28 per share, 286,500 shares issuable upon the exercise of options that have an exercise price of $0.055 per share and 450,000 shares underlying restricted stock awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into employment agreements with each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst and have issued options, restricted stock awards and/or shares of common stock to each of them.  A description of the employment agreements, options, restricted stock awards and common stock grants is set forth under “Executive Compensation” of this prospectus.

DESCRIPTION OF SECURITIES

The following summary of our capital stock, our articles of incorporation, our bylaws and the Indiana Business Corporation Law (“IBCL”) is intended as a summary only and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the IBCL.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 53,946,281 shares were outstanding on the date of this prospectus.  Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and are not entitled to cumulative voting rights.  Our shares of our common stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of our common stock.  Holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of preferred stock.  In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in the assets legally available for distribution to stockholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any preferred stock then outstanding.  All outstanding shares of our common stock are fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, Our Bylaws and the IBCL

The following provisions of our articles of incorporation, our bylaws and the IBCL may discourage takeover attempts of us that may be considered by some stockholders to be in their best interest.  The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders.  Such effect could cause the market price of our common stock to decrease or could cause temporary fluctuations in the market price of our common stock that otherwise would not have resulted from actual or rumored takeover attempts.

Special Meetings of Shareholders

Our bylaws and the provisions of the IBCL provide that special meetings of our shareholders may be called only by our Chief Executive Officer or a majority of our directors.  This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual meetings of our stockholders.

Director Vacancies

Our bylaws provide that any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other causes will be filled by the board of directors or, if less than a quorum, by the vote of our remaining directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the stockholders.

Amendments to Our Bylaws

Our bylaws provide that they may be amended only by the vote of a majority of our board of directors.  This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision makes it more difficult for stockholders to amend the provisions in our bylaws relating to special meetings of shareholders and director vacancies.

No Cumulative Voting

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.  The absence of cumulative voting rights may limit the ability of minority stockholders to effect changes to our board of directors and delay or prevent a change in control or change in management of us.

MARKET FOR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock currently trades on the OTC Bulletin Board under the symbol “NHPR”.  The following table sets forth the range of high and low closing prices for shares of our common stock on the OTC Bulletin Board for the periods indicated, as reported by Nasdaq.

The quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

Fiscal Year Ended December 31, 2008	High	Low
Quarter ended March 31, 2008	$0.37	$0.20
Quarter ended June 30, 2008	$0.60	$0.245
Quarter ended September 30, 2008	$0.25	$0.11
Quarter ended December 31, 2008	$0.14	$0.05

Fiscal Year Ended December 31, 2009	High	Low
Quarter ended March 31, 2009	$0.09	$0.045

The last reported trading price of our common stock as reported on the OTC Bulletin Board on April 23, 2009 was $0.14 per share.

Holders

As of April 23, 2009, the number of stockholders of record of our common stock was 83.

Dividends

We have not paid any dividends on our common stock to date, nor do we intend to pay any dividends on our common stock in the foreseeable future.  We intend to retain future earnings, if any, to finance the growth of our business.

Transfer Agent

The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117.

THE OFFERING

This prospectus covers the public sale of 638,250 shares of common stock to be sold by the selling security holders identified in this prospectus.  All of these shares are issuable upon the exercise of outstanding warrants.  This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock.

The selling security holders may sell the shares covered by this prospectus through public or private transactions at prevailing market prices or at privately negotiated prices.  We will not receive any proceeds from this offering.

Set forth below is a description of the shares of our common stock being registered for resale hereby.

In December 2007, we completed a private offering of 555,000 shares of our common stock, Class A warrants to acquire 555,000 shares of our common stock, Class B warrants to acquire 555,000 shares of our common stock, and Class C warrants to acquire 555,000 shares of our common stock for aggregate cash consideration of $111,000 (the “December 2007 Offering”).  These securities were sold in units comprised of one share of our common stock, one Class A warrant, one Class B warrant and one Class C warrant.  The units were sold at a purchase price of $0.20 per unit.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.22 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the date that was 90 calendar days after the effective date of the registration statement, were callable by us if certain criteria are satisfied, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the date that was 180 calendar days after the effective date of the registration statement, were callable by us if certain criteria are satisfied, and expired at the end of the exercise period.  The Class C warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants is declared effective by the SEC and ending on the third anniversary of the effective date of the registration statement, and expire at the end of the exercise period.  We paid finder fees consisting of 83,250 units identical to the units sold in the offering.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants, Class B warrants and Class C warrants issued in the offering.  The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

This prospectus covers the public resale of 638,250 shares of common stock issuable upon the exercise of the Class C warrants.

SELLING SECURITY HOLDERS

The selling security holders identified in the following table are offering for resale 638,250 shares of our common stock, all of which are issuable upon exercise of warrants.  All of the shares of common stock and warrants were previously issued to the selling security holders in private placement transactions.  A description of these transactions is set forth above under “The Offering.”

The following table sets forth as of April 23, 2009:

•                  The name of each selling security holder and any material relationship between us and such selling security holder based upon information currently available to us;

•                  The number of shares owned beneficially by each selling security holder before the offering;

•                  The percentage ownership of each selling security holder prior to the offering;

•                  The number of shares offered hereunder by each selling security holder;

•                  The number of shares owned beneficially by each selling security holder after the offering; and

•                  The percentage ownership of each selling security holder after the offering.

The information presented in this table has been calculated based on the assumption that all options and warrants will be exercised prior to completion of the offering, that all shares offered hereby will be sold, and that no other shares of our common stock will be acquired or disposed of by the selling security holder prior to the termination of this offering.  The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based on 53,946,281 shares of our common stock outstanding on April 23, 2009.  Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investments power with respect to their shares.

	Beneficial Ownership of Selling Security Holders Prior to the Offering		Number of Shares Offered	Beneficial Ownership of Selling Security Holders After the Offering
Name of Selling Security Holder	Number	Percent	Hereby	Number	Percent
Ben Giese (1)	450,000	*	125,000	325,000	*
RMS Advisors, Inc. (2)	250,000	*	250,000	-0-	*
Keith Shelly (3)	1,388,000	2.5%	125,000	1,263,000	2.3%
Michael Verhunce (4)	676,375	1.3%	83,250	593,125	1.1%
Jerome Ziarko (5)	155,000	*	55,000	100,000	*

* Represents less than one percent (1%) of our shares outstanding.

(1)  The registered shares consist of 125,000 shares underlying Class C warrants acquired in the December 2007 Offering.

(2) The registered shares consist of 250,000 shares underlying Class C warrants acquired in the December 2007 Offering.  The power to vote and dispose of these shares is controlled by Howard Appel.

(3)  The registered shares consist of 125,000 shares underlying Class C warrants acquired in the December 2007 Offering.

(4)  The registered shares consist of 83,250 shares underlying Class C warrants acquired in the December 2007 Offering.

(5)  The registered shares consist of 55,000 shares underlying Class C warrants acquired in the December 2007 Offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders.  If all of the warrants for which the underlying shares of common stock that are being registered hereby are exercised by the applicable selling security holders, we will receive $191,475 in proceeds upon the exercise thereof.  We intend to use the proceeds from any such exercises for general working capital purposes.

PLAN OF DISTRIBUTION

We are registering all of the shares of common stock offered by this prospectus on behalf of the selling security holders.  The selling security holders may sell any or all of the shares, subject to federal and state securities law, but are under no obligation to do so.  The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby.

The selling security holders, or their pledges, donees, transferees or any of their other successors-in-interest, may sell all or a portion of the common stock offered hereby from time to time in one or more transactions directly or through one or more underwriters, brokers, dealers or agents at fixed prices, at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices.  These sales may be effected in any one or more of the following methods:

•                       cross trades or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                       purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

•                       an exchange distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•                       ordinary brokerage transactions and transactions in which the broker solicits purchases;

•                       privately negotiated transactions;

•                       short sales;

•                       through the writing of options, swaps or other derivatives on the securities, regardless of whether the options, swaps or derivatives are listed on an exchange;

•                       through the distribution of the securities by any selling security holder to its partners, members or stockholders;

•                       any combinations of any of these methods of sale; and

•                       any other manner permitted by law.

The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling security holders may sell their shares to or through underwriters, brokers, dealers or agents, in which event the underwriters, brokers, dealers or agents may receive discounts, concessions, commissions or other fees from the selling security holders, or discounts, concessions, commissions or other fees from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.  These discounts, concessions, commissions or fees as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved.

The selling security holders may additionally pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by them and, if such holders default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus, if necessary, to include the pledge, transferee or other successors in interest as selling security holders under this prospectus.  The selling security holders may also transfer or donate their shares of our common stock in other circumstances, in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus, subject to any requirement of the SEC that we amend or supplement this prospectus to include the name of such transferees, donees, pledgees or other successors-in-interest in this prospectus.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares offered hereby may be deemed “underwriters” within the meaning of the Securities Act.  In that event, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The selling security holders and any other person participating in the distribution of the shares of our common stock being offered hereby will be subject to applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M.  These regulations may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holders and may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock.

We have agreed to indemnify certain of the selling security holders against liabilities, including certain liabilities under the Securities Act, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.  We may be indemnified by certain of the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished by such selling security holders specifically for use in this prospectus, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.

We will not receive any proceeds from the sale of the shares of our common stock registered hereby.  We will pay all expenses incurred in connection with this registration of the shares of our common stock under the Securities Act, including registration and filing fees, fees an expenses of compliance with securities or blue sky laws, listing fees, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, but excluding commissions and discounts incurred by the selling security holders in connection with the resale of such shares.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The IBCL provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  Unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.  Our articles of incorporation do not limit our obligations to so indemnify our directors.

The IBCL also provides that, unless the corporation’s articles of incorporation provide otherwise: (i) an officer of an Indiana corporation, whether or not a director, is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, whether or not a director, to the same extent as to a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, it is permitted to do so by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.  Our articles of incorporation do not limit our ability to so indemnify our officers.

We are authorized to enter into indemnification agreements with our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, which may, in some cases, be broader than the specific indemnification provisions set forth in the IBCL.  In addition, we are authorized to purchase and maintain insurance on behalf of these persons to indemnify them for expenses and liabilities incurred by them by reason of their being or having been such a director, officer, employee or agent, regardless of whether we have the power to indemnify such persons against such expenses and liabilities under our articles of incorporation, our bylaws, the IBCL, or otherwise.  We have not entered into any such agreements or obtained such insurance.

The limitation of liability and indemnification provisions of the IBCL may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty of care.  These provisions may also reduce the likelihood of derivative litigation against our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, even though an action, if successful, might benefit us and our stockholders.

The effect of these indemnification provisions is to authorize indemnification for liabilities arising under the Securities Act and the Exchange Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors and controlling persons pursuant to our articles of incorporation, our bylaws, the IBCL or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Carson Boxberger LLP, 1400 One Summit Square, Fort Wayne, Indiana 46802.

EXPERTS

The audited consolidated balance sheets at December 31, 2008 and 2007 and the audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007 have been audited by HJ & Associates, LLC, our independent accountants.  We have included these financial statements in this registration statement in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.  Applicable SEC rules may require us to update this prospectus in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any report, statement or other information that we file with the SEC at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information on the operation of the Public Reference room by calling the

SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public at the SEC’s Internet site at www.sec.gov, as well as our Internet site at www.nationalhealthpartners.com.  Information contained on our Web site does not constitute a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC.  This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, and certain statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete.  For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. In addition, we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  To obtain all of the information that we filed with the SEC in connection herewith, we refer you to the registration statement, including its exhibits and schedules.  You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date appearing on the front of the prospectus or prospectus supplement, as applicable.

As a company listed on the OTC Bulletin Board, we are not required to deliver an annual report to our shareholders.  However, we intend to provide an annual report to our shareholders containing audited financial statements in connection with the annual meeting of shareholders that we intend to hold following the completion of our fiscal year ending December 31, 2009.

NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

National Health Partners, Inc. and Subsidiaries

Horsham, Pennsylvania

We have audited the accompanying consolidated balance sheets of National Health Partners, Inc. and Subsidiaries, as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Health Partners, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assertion about the effectiveness of National Health Partners, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2008 and accordingly, we do not express an opinion thereon.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters are also described in Note 2 to the consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

March 16, 2009

National Health Partners, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2008	2007

Assets

Current assets:
Cash	$177,545	$32,206
Accounts receivable, net	—	21,257
Prepaid expense	205,690	182,228
Deposits	114,378	276,389
Other current assets	—	4,500

Total current assets	497,613	516,580

Property and equipment, net	33,842	69,550
Prepaid expense	201,669	117,702
Deposits	19,000	19,000

Total assets	$752,124	$722,832

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$68,513	$262,355
Accrued expenses	13,014	39,984
Deferred revenue	79,008	17,338

Total current liabilities	160,535	319,677

Total liabilities	160,535	319,677

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 52,586,281 and 39,419,856 shares issued and outstanding on December 31, 2008 and December 31, 2007, respectively	52,586	39,420
Additional paid-in capital	25,195,670	22,174,891
Deferred compensation	(205,133)	(410,524)
Accumulated deficit	(24,451,534)	(21,400,632)

Total stockholders’ equity	591,589	403,155

Total liabilities and stockholders’ equity	$752,124	$722,832

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Twelve Months Ended
	December 31,
	2008	2007

Net revenue	$2,671,420	$3,724,204

Direct costs	1,036,076	2,742,129

Gross profit	1,635,344	982,075

Operating expenses:
Selling and marketing	224,546	225,016
General and administrative	4,433,930	4,304,461

Total operating expenses	4,658,476	4,529,477

Loss from operations	(3,023,132)	(3,547,402)

Other income (expense):
Interest income	2,230	15,432
Loss on extinguishment of debt	(30,000)	—

Total other income (expense)	(27,770)	15,432

Net loss	$(3,050,902)	$(3,531,970)

Loss per share — basic and diluted	$(0.07)	$(0.10)

Weighted average number of shares outstanding — basic and diluted	46,796,331	34,066,929

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

			Additional			Total
	Common Stock		Paid-in	Deferred	Accumulated	Stockholders’
	Shares	Amount	Capital	Compensation	Deficit	Equity (Deficit)

Balance at December 31, 2006	32,659,106	$32,659	$20,045,689	$(391,396)	$(17,868,662)	$1,818,290

Common stock issued for services	1,690,000	1,690	683,427	(19,128)	—	665,989

Common stock issued upon exercise of warrants	140,000	140	69,860	—	—	70,000

Options issued for services	—	—	91,645	—	—	91,645

Common stock and warrants issued for cash	4,930,750	4,931	1,284,270	—	—	1,289,201

Net loss	—	—	—	—	(3,531,970)	(3,531,970)

Balance at December 31, 2007	39,419,856	39,420	22,174,891	(410,524)	(21,400,632)	403,155

Common stock issued for services	5,629,025	5,629	1,509,017	205,391	—	1,720,037

Common stock returned by service providers	(742,100)	(742)	(285,862)	—	—	(286,604)

Common stock issued upon exercise of warrants	3,463,250	3,463	593,952	—	—	597,415

Options issued for services	—	—	290,847	—	—	290,847

Common stock and warrants issued for cash	4,576,250	4,576	853,064	—	—	857,640

Common stock issued for extinguishment of debt	240,000	240	59760	—	—	60,000

Net loss	—	—	—	—	(3,050,902)	(3,050,902)

Balance at December 31, 2008	52,586,281	$52,586	$25,195,670	$(205,133)	$(24,451,534)	$591,589

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Twelve Months Ended
	December 31,
	2008	2007

Cash flows from operating activities

Net loss	$(3,050,902)	$(3,531,970)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services and amortization of prepaid services	1,322,507	671,049
Warrants issued for services	3,498	88,214
Options issued for services	290,848	91,645
Depreciation	35,708	75,271
Loss on extinguishment of debt	30,000	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	21,257	(21,257)
Decrease (increase) in prepaid expenses	—	5,000
Decrease (increase) in deposits	162,011	(275,772)
Decrease in other current assets	4,500	(4,500)
(Decrease) increase in accounts payable and accrued expenses	(220,813)	171,611
Decrease (increase) in deferred revenue	61,670	(193,254)

Net cash used by operating activities	(1,339,716)	(2,923,963)

Cash flows from investing activities

Net cash provided by investing activities	—	—

Cash flows from financing activities

Proceeds from sale of stocks and warrants	933,340	1,289,200
Stock offering costs	(75,700)	—
Proceeds from exercise of warrants	597,415	70,000
Proceeds from issuance of note payable	50,000	—
Payments on note payable	(20,000)	—

Net cash provided by financing activities	1,485,055	1,359,200

Net increase (decrease) in cash	145,339	(1,564,763)
Cash at beginning of period	32,206	1,596,969

Cash at end of period	$177,545	$32,206

Supplemental disclosure of cash flow information

Cash paid for interest	$—	$15,432
Cash paid for taxes	$—	$—

Schedule of non-cash financing activities

Common stock issued for services	$1,514,646	$727,800
Stock options issued for services	$374,714	$755,161
Common stock issued for extinguishment of debt	$60,000	$—
Common stock issued for stock offering costs	$83,700	$174,100

The accompanying notes are an integral part of these consolidated financial statements

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Note 1.  Description of Business.

National Health Partners, Inc. (the “Company”) was organized on March 10, 1989 as “Spectrum Vision Systems of Indiana, Inc.” under the laws of the State of Indiana.  The Company changed its name to “National Health Partners, Inc.” on March 13, 2001.

The Company sells membership programs that encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs and vision care through a national healthcare savings network called “CARExpress.”  The Company derives almost all of its revenue from the monthly membership fees it receives from its members.  It markets its programs through a direct sales force, brokers and agents, unions and associations, chambers of commerce, and a variety of other organizations.  The Company typically pays these organizations commissions on the sale price of the membership programs.  These organizations typically offer and sell the Company’s membership programs on a part-time basis and may engage in other related or unrelated business activities, including selling the products or services of the Company’s competitors.  The Company’s agreements with these organizations are generally for a term of one year and renew automatically for additional one-year terms unless written notice of termination is delivered by either party to the other at least 30 days prior to the then-current term.

The Company contracts with preferred provider organizations and other provider networks for access to the discounted rates they have negotiated with their healthcare providers.  The principal suppliers of the healthcare providers that comprise CARExpress are CareMark, Aetna, Optum, Outlook Vision, Integrated Health, Three Rivers and HealthFi.  The Company selects and utilizes only those provider networks that it believes can deliver adequate savings to its members while providing adequate support for its membership programs with the healthcare providers.  It typically pays a per member per month fee for use of the provider networks that is determined in part based on the number of providers participating in the network, the number of members accessing the network, and the particular products or services offered by the providers.  The Company’s agreements with the provider networks are generally for a term of between one and two years, may be terminated by either party on between 45 and 180 days’ prior written notice, and renew automatically for additional terms unless so terminated.  Most of these agreements are non-exclusive and contain confidentiality provisions.

Note 2.  Significant Accounting Policies

This summary of significant accounting policies is provided to assist the reader in understanding the Company’s financial statements.  The financial statements and notes thereto are representations of the Company’s management.  The Company’s management is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Basis of Presentation

The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has historically incurred significant losses, which raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Principles of Consolidation

The financial statements include the balances of National Health Partners, Inc. and its wholly-owned subsidiaries.  All material inter-company balances and transactions have been eliminated in consolidation.

Reclassifications

Certain amounts in the 2007 financial statements have been reclassified to conform to the 2008 presentation.  These reclassifications did not result in any change to the previously reported total assets, net loss or stockholders’ equity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue consists of the monthly membership fees that it receives from the sale of its membership programs as well as any shipping and handling fees that it may receive for the shipment of membership packages to new members.  The date a monthly membership begins varies for each individual member depending upon when the particular member purchased the membership.  Members have the right to terminate their membership at any time and may do so at the end of each month before they pay the membership fee for the next month.  The Company recognizes the membership fees and shipping and handling fees as revenue when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured in accordance with Staff Accounting Bulletin Topic 13.A (“SAB Topic 13.A”).

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

The membership fees are paid by members repeatedly each month.  The contractual term for the membership fees is equal to the monthly membership period.  The expected period during which the services will be performed in return for the membership fees will never extend beyond the one-month membership period since the members will pay another monthly membership fee before the next monthly membership period begins.  As a result, the Company recognizes the membership fees on a straight-line basis over the contract term since the relationship with the member is not expected to extend beyond the contractual term and the member is not expected to continue to benefit from the payment of the membership fee after the contractual term has expired.

The shipping and handling fees are one-time payments received by the Company from the applicable members when they first become a member.  These fees are not paid repeatedly each month.  The monthly contract term is, therefore, not necessarily equal to the expected period during which services will be performed since the period during which services will be performed is the average period during which each person is expected to be a member.  The Company calculates the expected period during which it expects its members to remain members as of the end of each fiscal quarter.  It does so by determining the total number of members that it had on such date, then dividing the total number of months for which all of such members had been a member as of that date by the number of such members.  This provides the average number of months each member has been a member.  The expected period during which services will be performed (i.e., the expected period during which each member will remain a member) has always exceeded the initial monthly membership period.  Therefore, the Company recognizes shipping and handling fees on a straight-line basis over the expected period during which the services will be performed since the relationship with the members is expected to extend beyond the initial contractual term and the members are expected to continue to benefit from the payment of the shipping and handling fees after the initial contractual term has expired.

At the beginning of each membership period, the monthly membership fee is paid by the member and recorded as deferred revenue.  The Company then recognizes revenue as the services are rendered.  Shipping and handling fees that the Company receives for the shipment of membership packages to new members are included in its membership fees and recorded as deferred revenue.  The Company typically receives cash within five days of the date the membership fee is charged to a member’s credit card.  The Company had deferred revenue of $79,008 and $17,338 at December 31, 2008 and 2007, respectively.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

The Company offers a free trial to some of its members.  The Company does not recognize any revenue during the free-trial period.  In the event the member continues the membership after the free-trial period expires, the member pays the monthly membership fee and the Company recognizes revenue as services are rendered.

The Company also offers a 30-day money-back guarantee to its members.  Members can cancel their membership during the first 30 days of their initial membership period and receive a full refund.  After that, members can cancel their membership at the end of any subsequent monthly membership period.  If a member cancels his or her membership and the member’s credit card has already been processed for the next monthly membership period, a refund check will be issued to the member and no revenue will be recognized for that period.

The Company recognizes refunds as expense in accordance with SAB Topic 13.A.4.a and Statement of Financial Accounting Standards No. 48, “Revenue Recognition When Right of Return Exists,” which permit companies to recognize refundable membership fees, net of estimated refunds, as earned revenue over the membership term in limited circumstances if the following criteria are met: (i) the estimate of cancellations and refunded revenue are being made for a large pool of homogeneous items (membership transactions with the same characteristics, such as terms, periods, class of customers, nature of services, etc.), (ii) reliable estimates of the expected refunds can be made on a timely basis and it is remote that material adjustments to previously recognized revenue would be required, (iii) there is a sufficient company-specific historical basis upon which to estimate the refunds and such historical basis is predictive of future events, and (iv) the amount of the membership fees specified in the agreement at the outset of the arrangement is fixed, other than the customer’s right to request a refund.  The Company had sales refunds of $203,870 and $873,019 that were netted against sales for the years ended December 31, 2008 and 2007, respectively, and had minimal refunds payable that were included in accounts payable at December 31, 2008 and 2007, respectively.

Direct Costs

The Company’s direct costs consist of sales commissions and fees paid to PPOs and provider networks.  The Company incurred sales commission expense of $578,057 and $2,177,066 and network provider costs of $458,019 and $565,063 for the years ended December 31, 2008 and 2007, respectively.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Selling and Marketing Expenses

The Company’s selling and marketing expenses consist of advertising expenses, marketing expenses, compensation paid to employees selling and marketing the Company’s CARExpress membership programs to potential customers, and rent expense, depreciation and amortization expense allocated to the Company’s selling and marketing activities, as well as all other selling and marketing expenses incurred by the Company.  Depreciation and amortization expense included in selling and marketing expense is derived from the Company’s telephones and website and certain of the Company’s computers, all of which are an integral part of the Company’s selling and marketing activities.

Stock-Based Compensation Expense

The Company accounts for employee stock-based compensation in accordance with the fair value recognition provisions of Financial Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) using the modified prospective transition method.  Under this method, compensation expense includes: (a) compensation expense for all stock-based payments granted, but not yet vested, as of January 1, 2006 based on the grant-date fair value estimated in accordance with the original provisions of Statement of Financial Accounting Standards No. 123, “Accounting For Stock-Based Compensation” (“SFAS 123”), and (b) compensation expense for all stock-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.  Such amounts have been reduced by the Company’s estimate of forfeitures of all unvested awards.

The Company accounts for non-employee stock-based compensation in accordance with SFAS 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services” (“EITF 96-18”).  SFAS 123 and EITF 96-18 require that the Company recognizes compensation expense based on the estimated fair value of stock-based compensation granted to non-employees over the vesting period, which is generally the period during which services are rendered by the non-employees.

The Company uses the Black-Scholes pricing model to determine the fair value of the stock-based compensation that it grants to employees and non-employees.  The Company is required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of its common stock.  The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

The Company used its share price history to determine volatility and cannot predict how the price of its shares of common stock will react on the open market in the future since its common stock has only been trading on the OTC Bulletin Board since March 30, 2006.  As a result, the volatility value that the Company calculated may differ from the future volatility of the price of its shares of common stock.

The Company recognized $1,616,853 and $850,908 of stock compensation expense during the years ended December 31, 2008 and 2007, respectively.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized in the future.

Net deferred tax assets consisted of the following components at December 31, 2008 and 2007, respectively:

	December 31,
	2008	2007
Deferred tax assets:
Net operating loss carryforwards	$5,250,900	$4,760,300
Depreciation	2,000	-0-
Deferred revenue	30,800	-0-

Deferred tax liabilities:
Depreciation	-0-	(2,400)

Valuation allowance	(5,283,700)	(4,757,900)

Net deferred tax asset	$—	$—

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

At December 31, 2008, the Company had net operating loss carry-forwards of approximately $13,464,000 that may be offset against future taxable income from the years 2009 through 2029. No tax benefit has been reported in the December 31, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Utilization of net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code of 1986, as well as similar state and foreign provisions.  These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively.  Subsequent ownership changes could further affect the limitation in future years.  These annual limitation provisions may result in the expiration of certain net operating losses and credits before utilization.

In calculating the amount of pretax income from continuing operations for the years ended December 31, 2008 and 2007, the amount of income tax calculated under accounting principles generally accepted in the United States of America differed from the amount of income tax determined under United States federal and state income tax provisions as follows:

	December 31,
	2008	2007

Book income	$(1,189,852)	$(1,377,535)
Meals and entertainment	9,971	4,470
Depreciation	-0-	12,770
Stock compensation	653,973	331,850
Valuation allowance	525,908	1,028,445

	$—	$—

Loss Per Share

Basic loss per share is based on the weighted average number of shares of the Company’s common stock outstanding during the applicable year, and is calculated by dividing the reported net loss for the applicable year by the weighted average number of shares of common stock outstanding during the applicable year.   The Company calculates diluted loss per share by dividing the reported net loss for the applicable year by the weighted average number of shares of common stock outstanding during the applicable year as adjusted to give effect to the exercise of all potentially dilutive options and warrants outstanding at the end of the year.  A total of 16,838,092 and 22,198,092 shares of common stock underlying options and warrants that were outstanding on December 31, 2008 and 2007, respectively, have been excluded from the computation of diluted earnings per share because they are anti-dilutive.  As a result, basic loss per share was equal to diluted loss per share for each year.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

	For the Years Ended December 31,
	2008	2007

Net loss as reported	$(3,050,902)	$(3,531,970)
Weighted average number of shares outstanding – basic and diluted	46,796,331	34,066,929
Loss per share – basic and diluted	$(0.07)	$(0.10)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less on the date of purchase to be cash equivalents.

Financial Instruments

                The carrying amounts of the Company’s cash and cash equivalents, accounts payable, accrued liabilities and other short-term liabilities in the consolidated balance sheet approximate their fair value due to the short-tem maturity of these instruments and obligations.

Derivative Financial Instruments

The Company has issued common stock and warrants to certain consultants to the Company and has evaluated the terms and conditions of the common stock and warrants to determine whether the warrants represented embedded or freestanding derivative instruments under the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” and Emerging Issues Task Force No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  The Company determined that the warrants did not represent freestanding derivative instruments and that the warrants did not meet the requirements for liability classification under EITF 00-19.  As a result, the fair value of the warrants is reflected in the Company’s additional paid-in capital.  The fair value of the Company’s derivative financial instruments are estimated using the Black-Scholes pricing model which takes into consideration the estimated term of the warrants, the volatility of the price of the Company’s common stock, interest rates and the probability that the warrants will be exercised.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line basis over the estimated useful lives of the related assets.  The estimated useful lives of the Company’s property and equipment are as follows:

Computer equipment	3 years
Computer software	3 years
Furniture and fixtures	5 years
Telephone equipment	5 years
Website equipment	3 years

The cost of major improvements to the Company’s property and equipment are capitalized. The cost of maintenance and repairs that do not improve or extend the life of the applicable assets are expensed as incurred.  When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reported in the period realized.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.  Recoverability is measured by comparison of the carrying amount of the assets to the future undiscounted net cash flows that the assets are expected to generate.  If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of these assets exceeds the fair value of the assets.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“SFAS 141R”), which changes accounting for business acquisitions.  SFAS No. 141(R) requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction and establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed in a business combination.  Certain provisions of this standard will, among other things, impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration), exclude transaction costs from acquisition accounting, and change accounting practices for acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets and tax benefits.  SFAS 141R is effective for fiscal years and periods beginning after December 15, 2008.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements — an Amendment of Accounting Research Bulletin No. 51” (“SFAS 160”).  The objective of SFAS 160 is to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements.  SFAS 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years and periods beginning after December 15, 2008, and early adoption is prohibited.

In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157,” (“FSP 157-2”) which delayed the effective date for adoption of fair value measurements for non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008.  These non-financial items include assets and liabilities such as reporting units measured at fair value in a goodwill impairment test and non-financial assets acquired and liabilities assumed in a business combination.  FSP 157-2 is effective for fiscal years beginning after December 15, 2008.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures About Derivative Instruments and Hedging Activities—an Amendment of FASB Statement No. 133” (“SFAS 161”).  SFAS 161 amends and expands the disclosure requirements of FASB Statement No. 133, requiring enhanced disclosures about the Company’s hedging activities. The Company is required to provide enhanced disclosures about (a) how and why it uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect the Company’s financial position, results of operations, and cash flows.  SFAS No. 161 is effective for fiscal years and periods beginning after December 15, 2008, with comparative disclosures of earlier periods encouraged upon initial adoption.

In May 2008, the FASB issued FASB Staff Position No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”).  FSP 14-1 specifies that issuers of convertible debt instruments should separately account for the liability (debt) and equity (conversion option) components of such instruments in a manner that reflects the issuer’s non-convertible debt borrowing rate.  Previous guidance provided for accounting for this type of convertible debt instrument entirely as debt.  FSP 14-1 is effective for fiscal years beginning after December 15, 2008.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In June 2008, the FASB issued Emerging Issues Task Force Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”).  EITF 07-5 provides guidance in assessing whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock for purposes of determining whether the appropriate accounting treatment falls under the scope of Statement of Financial Accounting Standards No. 133, “Accounting For Derivative Instruments and Hedging Activities” and/or Emerging Issues Task Force Issue No. 00-19, “Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise provisions and settlement provisions.  It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation.  EITF 07-5 is effective for fiscal years and periods beginning after December 15, 2008, and early adoption is prohibited.

Note 3.  Property and Equipment

Property and equipment consisted of the following at December 31, 2008 and 2007:

	Amount
Asset	2008	2007
Computers	$60,708	$60,708
Software	6,109	6,109
Furniture	27,968	27,968
Telephone	80,780	80,780
Website	106,477	106,477
Less: accumulated depreciation	(248,200)	(212,492)

Net property and equipment	$33,842	$69,550

Depreciation expense for the years ended December 31, 2008 and 2007 was $35,709 and $75,270, respectively.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Note 4.   Deposits

                Deposits consist of cash reserves held by merchant processors that the Company uses to process credit card transactions and the security deposit held by the lessor of the Company’s office space.  Each agreement that the Company has entered into with merchant processors contains a standard provision that gives the merchant processors the right to withhold funds from the proceeds generated by the Company through the sale of its membership programs through credit card transactions.  The amount of the reserves may be increased or decreased by each merchant processor at any time based on the perceived risk exposure of the merchant processor.  The merchant processors are required to return the amount of funds that they withhold from the proceeds within no less than six months and no more than nine months of the date such funds were originally withheld.  As a result, the Company expects to receive all such funds within six to nine months of the date such funds were originally withheld by the merchant processors.

                As of December 31, 2008, the Company had a total of $133,378 in deposits.  Of this amount, $75,000 was being held by PowerPay Payment Systems, Inc., $39,378 was being held by PayTran Payment Systems and $19,000 was being held by the lessor of the Company’s office space.  As of December 31, 2007, the Company had a total of $295,389 in deposits.  Of this amount, $237,772 was being held by Optimal Payments, Inc., $31,000 was being held by Heartland Payment Systems, Inc., $19,000 was being held by the lessor of the Company’s office space and the remainder was being held by other entities.

Note 5.  Commitments and Contingencies

                The Company’s material commitments and contingencies consist of an operating lease for its office space in Pennsylvania and employment agreements with its executive officers.

Operating Leases

                The Company is a party to a lease for its office facility located in Horsham, Pennsylvania which was most recently amended on March 13, 2007.  The amendment extended the term of the lease from May 31, 2007 to May 31, 2010.  The amendment provides for an initial monthly rent payment of $7,803 and an initial monthly operating expense payment of approximately $5,620.

Future minimum lease payments under this facility lease are as follows:

Fiscal Year	Amount

2009	$172,876
2010	72,032
$244,908

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Employment Agreements

The Company is a party to employment agreements with each of its current executive officers.  Future minimum payments under these employment agreements are as follows:

Fiscal Year	Amount

2009	$748,107
2010	56,315
$804,422

Note 6.  2006 Stock Incentive Plan

On February 2, 2006, the Company adopted the National Health Partners, Inc. 2006 Stock Incentive Plan.  Under the plan, 4,500,000 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards.  As of December 31, 2008, all shares of common stock had been issued under the plan.  The plan terminates on February 1, 2016.  On February 6, 2006, the Company filed a registration statement on Form S-8, File No. 333-131589, with the Securities and Exchange Commission (“SEC”) covering the public sale of the 4,500,000 shares of common stock available for issuance under the plan.

Note 7.  2008 Stock Incentive Plan

On April 7, 2008, the Company adopted the National Health Partners, Inc. 2008 Stock Incentive Plan.  Under the plan, 3,000,000 shares of common stock may be granted to employees, officers and directors of, and consultants and advisors to, the Company under awards that may be made in the form of stock options, warrants, stock appreciation rights, restricted stock, restricted units, unrestricted stock and other equity-based or equity-related awards.  As of December 31, 2008, all shares of common stock had been issued under the plan.  The plan terminates on April 6, 2018.  On April 10, 2008, the Company filed a registration statement on Form S-8, File No. 333-150177, with the SEC covering the public sale of the 3,000,000 shares of common stock available for issuance under the plan.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Note 8.  401(k) Plan

     On January 15, 2007, the Company adopted the National Health Partners, Inc. 401(k) Plan. Under the plan, eligible employees may elect to contribute up to 100% of their compensation to the plan each year, subject to certain limitations imposed by the Internal Revenue Service.  The Company contributes 100% of the first 3% of the employee’s contribution and 50% of the next 2% of the employee’s contribution.  The Company contributed $35,707 and $26,928 to the plan during the year ended December 31, 2008 and 2007, respectively.

Note 9.  Common Stock and Warrants

The Company’s authorized capital consisted of 100,000,000 shares of common stock, $0.001 par value per share, at December 31, 2008 and 2007, respectively, of which 52,586,281 and 39,419,856 shares of common stock were outstanding at December 31, 2008 and 2007, respectively.  Warrants exercisable into a total of 7,661,592 and 14,538,092 shares of the Company’s common stock were outstanding on December 31, 2008 and 2007, respectively.

The Company estimates the fair value of warrants issued for services on the date of grant by using the Black-Scholes pricing model.  Under this model, the Company used the following weighted-average assumptions to determine the fair value of the warrants that have been issued for services: a dividend yield of zero percent, an expected volatility of 282%, a risk-free interest rate of 3.5% and a remaining contractual term of two years.  The Company follows EITF 96-18 to recognize the fair value of warrants granted.  Under EITF 96-18, the fair value of the warrants should be recognized as the services are rendered.  The Company is recognizing the cost of services evenly over the term of the agreements since the services are being rendered on an ongoing basis during the term of the agreements.

Non Capital-Raising Transactions

In March 2007, the Company issued a restricted stock award for 200,000 shares of common stock to Trident Marketing International, Inc.  The award vests in four equal quarterly installments commencing June 30, 2007 if certain performance criteria are achieved.  The shares were valued at the closing price of the Company’s common stock on the date of issuance for total consideration of $130,000.  The Company recognized $7,722 and $69,922 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of these shares.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In March 2007, the Company issued 30,000 shares of common stock to each of three consultants pursuant to individual consulting agreements.  The shares were valued at the closing price of the Company’s common stock on the date of issuance for total consideration of $60,300, all of which was recognized as expense during the year ended December 31, 2007.

In September 2007, the Company issued a restricted stock award to David M. Daniels, its President and Chief Executive Officer, for 600,000 shares of common stock.  The award vests in four equal annual installments commencing on the first anniversary of the date of grant.  The shares were valued at $0.50 per share for total consideration of $300,000.  The Company recognized $75,154 and $24,230 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of these shares.

In June 2007, 50,000 shares underlying the restricted stock award granted to Trident Marketing International, Inc. in March 2007 failed to vest and were canceled by the Company in accordance with the terms of the restricted stock award.

In September 2007, 50,000 shares underlying the restricted stock award granted to Trident Marketing International, Inc. in March 2007 failed to vest and were canceled by the Company in accordance with the terms of the restricted stock award.

In November 2007, the Company issued a total of 950,000 shares of common stock to two consultants pursuant to consulting agreements.  The Company granted registration rights covering all of the shares issued by the Company.  The shares were issued at the closing price of the Company’s common stock on the day immediately preceding the date of issuance for total consideration of $237,500.  The Company recognized $133,291 and $15,559 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of these shares.

In December 2007, 50,000 shares underlying the restricted stock award granted to Trident Marketing International, Inc. in March 2007 failed to vest and were canceled by the Company in accordance with the terms of the restricted stock award.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In January and February 2008, the Company issued a total of 330,000 shares of common stock to three consultants pursuant to individual consulting agreements. The shares were valued at the closing price of the Company’s common stock on the date the agreements were executed for total consideration of $113,300, all of which was recognized as expense during the year ended December 31, 2008.

In February 2008, the Company issued 240,000 shares of common stock to the holder of a promissory note in partial consideration for the extinguishment of debt.  The shares were issued at the closing price of the Company’s common stock on the date the agreement was executed for total consideration of $60,000, all of which was recognized as expense during the year ended December 31, 2008.

In January 2008, the Company terminated its agreement with Trident Marketing International, Inc.  As a result, the remaining 50,000 shares underlying the restricted stock award granted to it in March 2007 failed to vest and were canceled by the Company in accordance with the terms of the restricted stock award.

In April 2008, the Company issued a total of 2,700,000 shares of common stock to consultants for marketing and advisory services pursuant to individual consulting agreements.  The shares were valued at the closing price of the Company’s common stock on the date the agreements were executed for total consideration of $1,246,900.  The Company recognized $692,026 of expense during the year ended December 31, 2008 in connection with the issuance of these shares.

In December 2008, the Company issued a total of 1,385,525 shares of common stock to five consultants pursuant to individual consulting agreements. The shares were valued at the closing price of the Company’s common stock on the date the agreements were executed for total consideration of $87,704. The Company recognized $16,746 of expense during the year ended December 31, 2008 in connection with the issuance of these shares.

In December 2008, the Company issued 690,000 and 523,500 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during 2008 and payable to each of them as of December 31, 2008.  The shares were valued at $0.055 per share for total consideration of $66,743, all of which was recognized as expense during the year ended December 31, 2008.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

Capital-Raising Transactions

In August 2007, the Company sold 1,200,000 shares of common stock, one Class A warrant exercisable into 1,000,000 shares of common stock and one Class B warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $540,000.  The Company granted registration rights covering all shares of common stock and all shares issuable upon the exercise of the warrants.  The Class A warrants had an exercise price of $0.60 per share, were exercisable for a period of 30 days commencing on the date the registration statement is declared effective by the SEC, and expired at the end of the exercise period.  The Class B warrants had an exercise price of $.80 per share, were exercisable until December 31, 2008, were callable by the Company if certain criteria are satisfied, and expired at the end of the exercise period.

In October 2007, the Company completed a private offering of 810,000 shares of its common stock for aggregate cash consideration of $243,000.  The shares were sold in units consisting of one share of common stock, one Class A warrant and one Class B warrant at a purchase price of $0.30 per unit.   Each warrant gives the holder the right to purchase one share of common stock.  The Company granted registration rights covering all shares of common stock and all shares issuable upon the exercise of the warrants.   The Class A warrants had an exercise price of $0.30 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 days after the date the registration statement was declared effective by the SEC, and expired at the end of the exercise period.  The Class B warrants had an exercise price of $0.40 per share, were exercisable during the period commencing on the date the registration statement is declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.

In November 2007, the Company completed a private offering of 500,000 shares of its common stock for aggregate cash consideration of $150,000.  The shares were sold in units consisting of one share of common stock, one Class A warrant and one Class B warrant at a purchase price of $0.30 per unit.   Each warrant gives the holder the right to purchase one share of common stock.  The Company granted registration rights covering all shares of common stock and all shares issuable upon the exercise of the warrants.   The Class A warrants had an exercise price of $0.30 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 days after the date the registration statement was declared effective by the SEC, and expired at the end of the exercise period.  The Class B warrants had an exercise price of $0.40 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In November 2007, the Company completed a private offering of 1,240,000 shares of its common stock for aggregate cash consideration of $310,000.  The shares were sold in units consisting of one share of common stock, one Class A warrant and one Class B warrant at a purchase price of $0.25 per unit.   Each warrant gives the holder the right to purchase one share of common stock.  The Company granted registration rights covering all shares of common stock and all shares issuable upon the exercise of the warrants.  The Class A warrants had an exercise price of $0.30 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 days after the date the registration statement was declared effective by the SEC, and expired at the end of the exercise period.  The Class B warrants had an exercise price of $0.40 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.

In December 2007, the Company completed a private offering of 555,000 shares of its common stock for aggregate cash consideration of $111,000.  The shares were sold in units consisting of one share of common stock, one Class A warrant, one Class B warrant and one Class C warrant at a purchase price of $0.22 per unit.  Each warrant gives the holder the right to purchase one share of common stock.  The Company granted registration rights covering all shares of common stock and all shares issuable upon the exercise of the warrants.   The Class A warrants had an exercise price of $0.22 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending March 31, 2008, and expired at the end of the exercise period.  The Class B warrants had an exercise price of $0.30 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending on June 30, 2008, and expired at the end of the exercise period.  The Class C warrants had an exercise price of $0.30 per share, were exercisable during the period commencing on the date the registration statement was declared effective by the SEC and ending on December 31, 2008, and expired at the end of the exercise period.

During the year ended December 31, 2007, the Company received aggregate gross proceeds of $70,000 from the exercise of warrants held by one of the Company’s security holders.  The Company issued a total of 140,000 shares of its common stock in connection therewith at an exercise price of $0.50 per share.

In February 2008, the Company completed a private offering of Class A warrants exercisable into 1,000,000 shares of common stock for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until February 29, 2008, and expired at the end of the exercise period.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In February 2008, the Company sold one Class A warrant exercisable into 500,000 shares of common stock, one Class B warrant exercisable into 1,000,000 shares of common stock and one Class C warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100.  The Class A warrant had an exercise price of $0.20 per share, was exercisable until February 29, 2008, and expired at the end of the exercise period.  The Class B warrant had an exercise price of $0.30 per share, was exercisable until June 30, 2008, was callable by the Company if certain criteria are satisfied, and expired at the end of the exercise period.  The Class C warrant had an exercise price of $0.40 per share, was exercisable until December 31, 2008, was callable by the Company if certain criteria are satisfied, and expired at the end of the exercise period.

In February 2008, the Company completed a private offering of Class A warrants exercisable into 600,000 shares of common stock for aggregate cash proceeds of $60.  The Class A warrants were sold in units comprised of one Class A warrant at a purchase price of $1.00 per unit.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until March 28, 2008, and expired at the end of the exercise period.

In April 2008, the Company completed a private offering of 500,000 shares of common stock and Class A warrants exercisable into 500,000 shares of common stock for aggregate gross proceeds of $75,000.  The Company paid finder fees consisting of 75,000 shares of common stock and a Class A warrant exercisable into 75,000 shares of common stock in connection with this offering.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until April 18, 2008, and expired at the end of the exercise period.

In June 2008, the Company completed a private offering of 675,000 shares of common stock, Class A warrants exercisable into 675,000 shares of common stock and Class B warrants exercisable into 675,000 shares of common stock for aggregate cash consideration of $108,000.  These securities were sold in units comprised of one share of common stock, one Class A warrant and one Class B warrant at a purchase price of $0.16 per unit.  The Company paid finder fees consisting of 101,250 units identical to the units sold in the offering.  The Company agreed to provide each investor with an opportunity to include all shares of common stock and all shares of common stock issued upon the exercise of the warrants in any registration statement that the Company files with the SEC for the purposes of a public offering of the Company’s securities (excluding registration statements on Forms S-4 or S-8).  The Class A warrants were initially exercisable into one share of common stock at an exercise price of $0.20 per share, were exercisable during a period of 90 days beginning on the date of grant, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date of grant and ending on December 31, 2008, and expired at the end of the exercise period.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In July 2008, the Company sold 3,000,000 shares of common stock and one Class A warrant exercisable into 3,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $750,000.  The Company paid finder fees consisting of 225,000 shares of common stock and a Class A warrant exercisable into 225,000 shares of common stock and cash consideration of $56,250 in connection with this offering.  The Class A warrants have an exercise price of $0.30 per share, are exercisable for a period commencing on the date of grant and ending on December 31, 2009, and expire at the end of the exercise period.

In July 2008, the Company completed a private offering of Class A warrants exercisable into 1,000,000 shares of common stock for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.20 per share, were exercisable until December 31, 2008, and expired at the end of the exercise period.

During the year ended December 31, 2008, the Company received aggregate gross proceeds of $597,415 from the exercise of warrants held by the Company’s security holders.  The Company issued a total of 3,463,250 shares of its common stock in connection therewith at exercise prices ranging between $0.12 and $0.40 per share.

Note 10.  Stock Options

Stock options exercisable into a total of 9,176,500 and 7,660,000 shares of the Company’s common stock were outstanding on December 31, 2008 and 2007, respectively.  The weighted average exercise price of the stock options outstanding on December 31, 2008 and 2007 was $0.41 and $0.45, respectively.  The Company estimates the fair value of its stock options on the date of grant by using the Black-Scholes pricing model in accordance with the provisions of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.”  Under the Black-Scholes pricing model, the Company used the following weighted-average assumptions to determine the fair value of the stock options issued: a dividend yield of zero percent, an expected volatility of between 231% and 290%, a risk-free interest rate of between 2.25% and 4.76% and a remaining contractual life of between 9.15 and 9.95 years.

In January 2007, the Company issued a stock option to a new non-executive employee to acquire 100,000 shares of common stock.  The option has an exercise price of $0.69 per share and vests as follows: 25% on the date of grant and 25% per year commencing January 22, 2008.  The option has a term of 10 years and was valued at $68,997 on the date of grant.  The Company recognized $17,234 and $30,234 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of this option.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In March 2007, the Company issued a stock option to a new employee to acquire 40,000 shares of common stock.  The option has an exercise price of $0.67 per share and vests as follows: 25% on the date of grant and 25% per year commencing March 1, 2008.  The option has a term of 10 years and was valued at $26,799 on the date of grant.  The Company recognized $9,194 of expense during the year ended December 31, 2007 in connection with the issuance of this option.  The Company did not recognize any expense during the year ended December 31, 2008 becuase the employee was terminated in November 2007.

In September 2007, the Company issued a stock option to Alex Soufflas, its Chief Financial Officer and Executive Vice President, to acquire 500,000 shares of common stock.  The option has an exercise price of $0.50 per share and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The option has a term of 10 years and was valued at $249,982 on the date of grant.  The Company recognized $62,453 and $20,190 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of this option.

In September 2007, the Company issued a stock option to Patricia S. Bathurst, its Vice President — Marketing, to acquire 400,000 shares of common stock.  The option has an exercise price of $0.50 per share and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The option has a term of 10 years and was valued at $199,986 on the date of grant.  The Company recognized $49,962 and $16,152 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of this option.

In September 2007, the Company issued a stock option to a non-executive employee to acquire 100,000 shares of common stock.  The option has an exercise price of $0.51 per share and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The option has a term of 10 years and was valued at $50,996 on the date of grant.  The Company recognized $12,740 and $4,014 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of this option.

In October 2007, the Company issued stock options for a total of 75,000 shares of common stock to three of its non-executive employees.  The options are exercisable at $0.51 per share and have a term of 10 years.  The options vested immediately on the date of grant with respect to 2,500 shares.  The options vest with respect to the remainder of the shares in three equal annual installments beginning on the first anniversary of the date of grant. The options have a term of 10 years and were valued at $38,247 on the date of grant. The Company recognized $12,737 and $6,620 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of this option.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In October 2007, the Company issued a stock option to a non-executive employee for 15,000 shares of common stock.  The option is exercisable at $0.51 per share, has a term of 10 years, and vests in three equal annual installments beginning on the first anniversary of the date of grant. The options have a term of 10 years and were valued at $7,649 on the date of grant. The Company recognized $2,547 and $621 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of this option.

In November 2007, the Company issued a stock option to a non-executive employee to acquire 250,000 shares of common stock.  The option has an exercise price of $0.45 per share and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The option has a term of 10 years and was valued at $112,490 on the date of grant.  The Company recognized $28,103 and $4,620 of expense during the years ended December 31, 2008 and 2007, respectively, in connection with the issuance of this option.

In January 2008, the Company issued a stock option to a new employee to acquire 100,000 shares of common stock.  The option has an exercise price of $0.23 per share, which was the closing sales price of the Company’s common stock on the date of grant, and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The option has a term of 10 years and was valued at $22,997 on the date of grant. The Company recognized $5,383 of expense during the year ended December 31, 2008 in connection with the issuance of this option.

In March 2008, the Company issued a stock option to each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst to acquire 400,000 shares of common stock.  Each option has an exercise price of $0.28 per share, which was the closing sales price of the Company’s common stock on the date of grant, and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The options have a term of 10 years and had a total value of $335,962 on the date of grant. The Company recognized $83,933 of expense during the year ended December 31, 2008 in connection with the issuance of this option.

In December 2008, the Company issued a stock option to Patricia S. Bathurst to acquire 286,500 shares of common stock in full payment of deferred salary compensation that was earned by her during 2008 and payable to her as of December 31, 2008.  The option has an exercise price of $0.055 per share and was vested in full on the date of grant.  The option has a term of 10 years and was valued at $15,754 on the date of grant, all of which was recognized as expense during the year ended December 31, 2008.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

A summary of the stock options issued during the years ended December 31, 2008 and 2007 is set forth below.  No stock options were exercised during the years ended December 31, 2008 and 2007.

		Weighted-
		Average
		Exercise
	Shares	Price

Outstanding, January 1, 2007	8,095,000	$0.43

Granted	1,480,000	0.51
Expired	(1,915,000)	0.40

Outstanding, December 31, 2007	7,660,000	$0.45

Granted	1,586,500	0.24
Expired	(70,000)	0.55

Outstanding, December 31, 2008	9,176,500	$0.41

Exercisable, December 31, 2007	6,222,500	$0.44
Exercisable, December 31, 2008	6,834,000	$0.42

Year Ended December 31,	Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price

2008	$0.055 – $0.88	9,176,500	9.32	$0.41
2007	$0.40 – $0.88	7,660,000	9.19	$0.45

Note 11.  Related-Party Transactions

In September 2007, the Company issued a restricted stock award to David M. Daniels, its President and Chief Executive Officer, for 600,000 shares of common stock.  The award vests in four equal annual installments commencing on the first anniversary of the date of grant.

National Health Partners, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

In September 2007, the Company issued a stock option to Alex Soufflas, its Chief Financial Officer and Executive Vice President, to acquire 500,000 shares of common stock.  The option has an exercise price of $0.50 per share, vests in four equal annual installments beginning on the first anniversary of the date of grant, and has a term of 10 years.

In September 2007, the Company issued a stock option to Patricia S. Bathurst, its Vice President — Marketing, to acquire 400,000 shares of common stock.  The option has an exercise price of $0.50 per share, vests in four equal annual installments beginning on the first anniversary of the date of grant, and has a term of 10 years.

In March 2008, the Company issued a stock option to each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst to acquire 400,000 shares of common stock.  Each option has an exercise price of $0.28 per share and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The options have a term of 10 years.

In December 2008, the Company issued 690,000 and 523,500 shares of common stock to David M. Daniels, its President and Chief Executive Officer, and Alex Soufflas, its Vice President and Chief Financial Officer, respectively, in full payment of deferred salary compensation that was earned by each of them during 2008 and payable to each of them as of December 31, 2008.

In December 2008, the Company issued a stock option to Patricia S. Bathurst to acquire 286,500 shares of common stock in full payment of deferred salary compensation that was earned by Ms. Bathurst during 2008 and payable to her as of December 31, 2008.  The option has an exercise price of $0.055 per share, was vested in full on the date of grant, and has a term of 10 years.

Note 12.  Subsequent Events

In January 2009, the Company issued 600,000 shares of common stock to a consultant for marketing and advisory services pursuant to a consulting agreement.

638,250 Shares

NATIONAL HEALTH PARTNERS, INC.

Common Stock

PROSPECTUS

                              , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses incurred by us in connection with the sale of the common stock being registered by this registration statement.  All amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$1,961
Printing and engraving expenses	5,000
Accounting fees and expenses	22,000
Legal fees and expenses	65,000
Miscellaneous expenses	15,000

Total	$108,961

ITEM 14.               INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Indiana Business Corporation Law (the “IBCL”) provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.  Unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.  Our articles of incorporation do not limit our obligations to so indemnify our directors.

The IBCL also provides that, unless the corporation’s articles of incorporation provide otherwise: (i) an officer of an Indiana corporation, whether or not a director, is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, whether or not a director, to the same extent as to a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, it is permitted to do so by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.  Our articles of incorporation do not limit our ability to so indemnify our officers.

We are authorized to enter into indemnification agreements with our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, which may, in some cases, be broader than the specific indemnification provisions set forth in the IBCL.  In addition, we are authorized to purchase and maintain insurance on behalf of these persons to indemnify them for expenses and liabilities incurred by them by reason of their being or having been such a director, officer, employee or agent, regardless of whether we have the power to indemnify such persons against such expenses and liabilities under our articles of incorporation, our bylaws, the IBCL, or otherwise.  We have not entered into any such agreements or obtained such insurance.

Reference is made to Item 17 for our undertakings with respect to indemnification of liabilities arising under the Securities Act.

ITEM 15.               RECENT SALES OF UNREGISTERED SECURITIES

Since April 1, 2006, we have issued and sold the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”):

In April 2006, we issued 10,000 shares of common stock to Centerpointe Property, LLC in connection with the termination of the Commercial Office Lease dated June 13, 2005 with respect to the office space located in Sarasota, Florida in consideration for which all rent and other expenses that were due and payable under the lease were deemed paid in full, and we and Centerpointe released each other from any and all claims that we may now hold or may in the future hold arising out of the lease.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In April 2006, we issued 350,000 shares of common stock to an accredited investor in exchange for consulting and advisory services.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In May 2006, we completed a private offering of 211,934 shares of common stock, Class A warrants to acquire 105,967 shares of our common stock, and Class B warrants to acquire 105,967 shares of our common stock for aggregate cash consideration of $127,160. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $1.20 per unit.  The Class A warrants are initially exercisable into one share of our common stock at an exercise price of $.60 per share, are exercisable for a period of 18 months commencing on the date of issuance, and expire at the end of the exercise period.  The Class B warrants are initially exercisable into one share of our common stock at an exercise price of $.80 per share, are exercisable for a period of 36 months commencing on the date of issuance, and expire at the end of the exercise period.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In August 2006, we completed a private offering of 1,705,000 shares of common stock, Class A warrants to acquire 1,705,000 shares of our common stock, and Class B warrants to acquire 1,705,000 shares of our common stock for aggregate cash consideration of $1,364,000. These securities were sold in units comprised of one share of common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.80 per unit. The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $.80 per share, were exercisable until August 31, 2006, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $1.00 per share, were exercisable until November 30, 2006, and expired at the end of the exercise period.  We paid placement agent fees consisting of 248,000 units identical to the units sold in the offering.  We agreed to use our reasonable best efforts to file a registration statement with the SEC to register all shares of common stock issued by us upon the exercise of the warrants.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In September 2006, we issued 100,000 shares of common stock to an accredited investor in exchange for sales and marketing services.  We agreed to use our reasonable best efforts to file a registration statement with the SEC to register all of the shares of common stock.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In September 2006, we completed a private offering of 710,000 shares of common stock, Class A warrants to acquire 710,000 shares of our common stock, and Class B warrants to acquire 710,000 shares of our common stock for aggregate cash consideration of $355,000.  These securities were sold in units comprised of one share of common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.50 per unit.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.50 per share, were exercisable until October 16, 2006, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.50 per share, were exercisable until August 31, 2007, and expired at the end of the exercise period.  We paid finder fees consisting of 106,500 units identical to the units sold in the offering.  We agreed to use our reasonable best efforts to file a registration statement with the SEC to register all shares of common stock issued in this offering and all shares of common stock issued by us upon the exercise of the warrants by November 30, 2006.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In September 2006, we issued 200,000 shares of common stock, Class A warrants to acquire 200,000 shares of our common stock, Class B warrants to acquire 200,000 shares of our common stock, and Class C warrants to acquire 200,000 shares of our common stock to an accredited investor for aggregate cash consideration of $100,000.  These securities were sold in units comprised of two shares of common stock, two Class A warrants, two Class B warrants and two Class C warrants.  The units were sold at a purchase price of $1.00 per unit.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.50 per share, were exercisable until November 30, 2006, and expired at the end of the exercise period.   The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.50 per share, were exercisable until August 31, 2007, and expired at the end of the exercise period.  The Class C warrants are initially exercisable into one share of our common stock at an exercise price of $0.80 per share, are exercisable until November 30, 2007, and expire at the end of the exercise period.  We paid finder fees consisting of 15,000 units identical to the units sold in the offering.  We agreed to use our reasonable best efforts to file a registration statement with the SEC to register all shares of common stock issued in this offering and all shares of common stock issued by us upon the exercise of the warrants by November 30, 2006.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In October 2006, we completed a private offering of 510,000 shares of common stock, Class A warrants to acquire 510,000 shares of our common stock, Class B warrants to acquire 510,000 shares of our common stock, Class C warrants to acquire 510,000 shares of our common stock, and Class D warrants to acquire 510,000 shares of our common stock for aggregate cash consideration of $255,000.  These securities were sold in units comprised of one share of common stock, one Class A warrant, one Class B warrant, one Class C warrant and one Class D warrant.  The units were sold at a purchase price of $0.50 per unit.  The Class A warrants were initially exercisable into one share of our common Stock at an exercise price of $0.50 per share, were exercisable until October 16, 2006, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.50 per share, were exercisable until November 30, 2006 and expired at the end of the exercise period.  The Class C warrants were initially exercisable into one share of our common stock at an exercise price of $0.50 per share, were exercisable until August 31, 2007, and expired at the end of the exercise period.  The Class D warrants are initially exercisable into one share of our common stock at an exercise price of $0.80 per share, are exercisable until November 30, 2007, and expire at the end of the exercise period.  We paid finder fees consisting of 76,500 units identical to the units sold in the offering.  We agreed to use our reasonable best efforts to file a registration statement with the SEC to register all shares of common stock issued in this offering and all shares of common stock issued by us upon the exercise of the warrants by November 30, 2006.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In October 2006, we completed a private offering of Class A warrants to acquire 1,500,000 shares of our common stock and Class B warrants to acquire 1,500,000 shares of our common stock for aggregate cash consideration of $3,000.  These securities were sold in units comprised of 50,000 Class A warrants and 50,000 Class B warrants.  The units were sold at a purchase price of $100 per unit.  The Class A warrants were initially exercisable into one share of our common Stock at an exercise price of $0.60 per share, were exercisable until November 30, 2006, and expired at the end of the exercise period.  The Class B warrants are initially exercisable into one share of our common stock at an exercise price of $0.80 per share, are exercisable until November 30, 2007, and expire at the end of the exercise period.  We paid finder fees consisting of 1.5 units identical to the units sold in the offering.  We agreed to use our reasonable best efforts to file a registration statement with the SEC to register: (i) all shares of common stock issued by us upon the exercise of the warrants if the holder exercises all of its warrants in full by November 30, 2006, or (ii) 50% of the shares of common stock issued by us upon the exercise of the warrants if the holder does not exercise all of its warrants in full by November 30, 2006.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In November 2006, we issued a total of 225,000 shares of common stock to accredited investors in exchange for consulting and advisory services.  These securities were issued to two accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In January 2007, we issued an option to acquire 100,000 shares of common stock to a new employee.  The option has an initial exercise price of $0.69 per share, vests in four equal annual installments commencing on the date of issuance, and has a term of 10 years.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In March 2007, we issued an option to acquire 40,000 shares of common stock to a new employee.  The option has an initial exercise price of $0.67 per share, vests in four equal annual installments commencing on the date of issuance, and has a term of 10 years.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In March 2007, we issued a restricted stock award for 200,000 shares of common stock to an accredited investor in exchange for sales and marketing services.  The award vests in four equal quarterly installments commencing June 30, 2007 if certain performance criteria are achieved.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In August 2007, we sold 1,200,000 shares of common stock, one Class A warrant exercisable into 1,000,000 shares of common stock and one Class B warrant exercisable into

1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $540,000.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 31, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  All Class A warrants had an exercise price of $0.60 per share, were exercisable for a period of 30 days commencing on the date the registration statement was declared effective by the SEC, and expired at the end of the exercise period.  All Class B warrants have an exercise price of $.80 per share, are exercisable until December 31, 2008, are callable by us if certain criteria are satisfied, and expire at the end of the exercise period.  We paid finder fees in the amount of $64,800 and 60,000 shares of our common stock in connection with this offering.  These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In September 2007, we issued an option to acquire 100,000 shares of common stock to a non-executive employee.  The option has an initial exercise price of $0.50 per share, vests in four equal annual installments commencing on the first anniversary of the date of grant, and has a term of 10 years.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In October 2007, we issued options for an aggregate of 75,000 shares of common stock to three of our non-executive employees.  The options are exercisable at $0.51 per share and have a term of 10 years.  The options vested immediately on the date of grant with respect to 2,500 shares.  The options vest with respect to the remainder of the shares in three equal annual installments beginning on the first anniversary of the date of grant.  The securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In October 2007, we issued an option to a non-executive employee for 15,000 shares of common stock.  The option is exercisable at $0.51 per share, has a term of 10 years, and vests in three equal annual installments beginning on the first anniversary of the date of grant.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In October 2007, we completed a private offering of 810,000 shares of our common stock, Class A warrants to acquire 810,000 shares of our common stock and Class B warrants to acquire 810,000 shares of our common stock for aggregate cash consideration of $243,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.30 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 calendar days after the effective date of the registration statement, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.40 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 121,500 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In November 2007, we issued an option to a new non-executive employee for 250,000 shares of common stock.  The option is exercisable at $0.45 per share, has a term of 10 years, and vests in four equal annual installments beginning on the first anniversary of the date of grant.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In November 2007, we completed a private offering of 500,000 shares of our common stock, Class A warrants to acquire 500,000 shares of our common stock and Class B warrants to acquire 500,000 shares of our common stock for aggregate cash consideration of $150,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.30 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 calendar days after the effective date of the registration statement, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.40 per share, were exercisable during a period beginning on the date the registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 75,000 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In November 2007, we completed a private offering of 1,240,000 shares of our common stock, Class A warrants to acquire 1,240,000 shares of our common stock, and Class B warrants to acquire 1,240,000 shares of our common stock for aggregate cash consideration of $310,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant.  The units were sold at a purchase price of $0.25 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.30 per share, were exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on the later of January 31, 2008 or the date that is 30 calendar days after the effective date of the registration statement, and expired at the end of the exercise period.  The Class B warrants were initially exercisable into one share of our common stock at an exercise price of $0.40 per share, were exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants was declared effective by the SEC and ending on January 31, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 186,000 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In November 2007, we issued an aggregate of 950,000 shares of our common stock to two accredited investors in exchange for various consulting services to be rendered to us.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued to the consultants.  These securities were issued to two accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In December 2007, we completed a private offering of 555,000 shares of our common stock, Class A warrants to acquire 555,000 shares of our common stock, Class B warrants to acquire 555,000 shares of our common stock, and Class C warrants to acquire 555,000 shares of our common stock for aggregate cash consideration of $111,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant, one Class B warrant and one Class C warrant.  The units were sold at a purchase price of $0.20 per unit.  We agreed to use our reasonable best efforts to file a registration statement with the SEC by December 15, 2007 to register all of the shares of our common stock issued in the offering and all of the shares of our common stock underlying the Class A warrants, Class B warrants and Class C warrants issued in the offering.  The Class A warrants were initially exercisable into one share of our common stock at an exercise price of $0.22 per share, are exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants is declared effective by the SEC and ending on the date that is 90 calendar days after the effective date of the registration statement, are callable by us if certain criteria are satisfied, and expire at the end of the exercise period.  The Class B warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants is declared effective by the SEC and ending on the date that is 180 calendar days after the effective date of the registration statement, are callable by us if certain criteria are satisfied, and expire at the end of the exercise period.  The Class C warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date a registration statement covering the public resale of the shares underlying the warrants is declared effective by the SEC and ending on the third anniversary of the effective date of the registration statement, and expire at the end of the exercise period.  We paid finder fees consisting of 83,250 units identical to the units sold in the offering.  We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

In January 2008, we issued an option exercisable into 100,000 shares of common stock to a new non-executive employee.  The option has an initial exercise price of $0.23 per share, vests in four equal annual installments commencing on the date of issuance, and has a term of 10 years.  The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In January and February 2008, we issued a total of 330,000 shares of our common stock to accredited investors in exchange for sales and marketing services.  These securities were issued to three accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we completed a private offering of Class A warrants exercisable into 1,000,000 shares of common stock for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until February 29, 2008, and expired at the end of the exercise period.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we sold one Class A warrant exercisable into 500,000 shares of common stock, one Class B warrant exercisable into 1,000,000 shares of common stock and one Class C warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100.  The Class A warrants had an exercise price of $0.20 per share, were exercisable until February 29, 2008, and expired at the end of the exercise period.  The Class B warrants have an exercise price of $0.30 per share, are exercisable until June 30, 2008, are callable by us if certain criteria are satisfied, and expire at the end of the exercise period.  The Class C warrants have an exercise price of $0.40 per share, are exercisable until December 31, 2008, are callable by us if certain criteria are satisfied, and expire at the end of the exercise period.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we issued 240,000 shares of our common stock to an accredited investor in partial consideration for the extinguishment of debt.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In February 2008, we completed a private offering of Class A warrants exercisable into 600,000 shares of common stock for aggregate cash proceeds of $60.  The Class A warrants were sold in units comprised of one Class A warrant at a purchase price of $1.00 per unit.  The Class A warrants had an exercise price of $0.12 per share, were exercisable until March 28, 2008, and expired at the end of the exercise period.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In April 2008, we sold 500,000 shares of common stock and one Class A warrant exercisable into 500,000 shares of common stock to an accredited investor for aggregate gross proceeds of $75,000. The Class A warrant had an exercise price of $0.12 per share, was exercisable for a period commencing on the date of grant and ending on April 18, 2008, and expired at the end of the exercise period.  We paid finder fees consisting of 75,000 shares of our common stock and a Class A warrant identical to the Class A warrants sold in this offering that is exercisable into 75,000 shares of our common stock in connection with this offering.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In June 2008, we completed a private offering of 675,000 shares of our common stock, Class A warrants exercisable into 675,000 shares of our common stock and Class B warrants exercisable into 675,000 shares of our common stock for aggregate cash consideration of $108,000.  These securities were sold in units comprised of one share of our common stock, one Class A warrant and one Class B warrant at a purchase price of $0.16 per unit.  We agreed to provide each investor with an opportunity to include all shares of common stock and all shares of common stock issued upon the exercise of the warrants in any registration statement that we file with the SEC for the purposes of a public offering of our securities (excluding registration statements on Forms S-4 or S-8).  The Class A warrants are initially exercisable into one share of our common stock at an exercise price of $0.20 per share, are exercisable during a period of 90 days beginning on the date of grant, and expire at the end of the exercise period.  The Class B warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date of grant and ending on December 31, 2008, and expire at the end of the exercise period.  We paid finder fees consisting of 101,250 units identical to the units sold in the offering.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In July 2008, we sold 3,000,000 shares of our common stock and Class A warrants exercisable into 3,000,000 shares of our common stock to an accredited investor for aggregate gross proceeds of $750,000.  These securities were sold in units comprised of one share of our common stock and one Class A warrant at a purchase price of $0.25 per unit.  The Class A warrants are initially exercisable into one share of our common stock at an exercise price of $0.30 per share, are exercisable during a period beginning on the date of grant and ending on December 31, 2009, and expire at the end of the exercise period.  We paid finder fees consisting of cash consideration of $56,250 and 225,000 units identical to the units sold in the offering.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind.

In July 2008, we sold a Class A warrant exercisable into 1,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $100.  The Class A warrant has an exercise price of $0.20 per share, is exercisable until December 31, 2008, and expires at the end of the exercise period.  These securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

During the period beginning January 1, 2006 and ending April 23, 2009, we issued 2,931,646 unregistered shares of common stock upon the exercise of warrants at exercise prices ranging between $0.12 and $2.00 per share for aggregate gross cash proceeds of $757,812.  We issued these securities to a limited number of accredited investors in private offerings exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

We have issued options, restricted stock awards and/or shares of common stock to each of David M. Daniels, Alex Soufflas and Patricia S. Bathurst, our three executive officers.  A description of these securities is set forth under “Executive Compensation — Employment Contracts and Arrangements” of this prospectus.  These securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 16.                                              EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit

3.1

Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the registration statement on Form SB-2, File No. 333-126315, initially filed with the Securities and Exchange Commission (“SEC”) on June 30, 2005, as amended (“Registration Statement No. 333-126315”)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-126315)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-126315)

10.1	Employment Agreement, dated May 13, 2005, by an between the Company and David M. Daniels (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-126315)

10.3	Employment Agreement, dated May 13, 2005, by an between the Company and Patricia S. Bathurst (incorporated by reference to Exhibit 10.3 to Registration Statement No. 333-126315)

10.4	Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.4 to Registration Statement No. 333-126315)

10.5	Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to Roger H. Folts (incorporated by reference to Exhibit 10.5 to Registration Statement No. 333-126315)

10.6	Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.6 to Registration Statement No. 333-126315)

10.7†	Network Access Agreement, dated April 30, 2001, between the Company and Careington International Corporation (incorporated by reference to Exhibit 10.7 to Registration Statement No. 333-126315)

10.8†	Optum Services Agreement, dated October 1, 2001, between the Company and United HealthCare Services, Inc. (incorporated by reference to Exhibit 10.8 to Registration Statement No. 333-126315)

10.9†	Network Access and Repricing Agreement, dated September 1, 2002, between the Company and First Access, Inc. (incorporated by reference to Exhibit 10.9 to Registration Statement No. 333-126315)

10.10†	Network Leasing Agreement, dated December 18, 2003, between the Company and National Benefit Builders, Inc. (incorporated by reference to Exhibit 10.10 to Registration Statement No. 333-126315)

10.11†

AdvancePCS, L.P. Managed Pharmaceutical Benefit Agreement, dated July 1, 2001, between the Company and AdvancePCS, L.P. (incorporated by reference to Exhibit 10.11 to Registration Statement No. 333-126315)

10.12	Agreement of Lease, dated April 22, 2004, between Liberty Property Limited Partnership and the Company (incorporated by reference to Exhibit 10.12 to Registration Statement No. 333-126315)

10.14	Option to Acquire Shares of Common Stock, dated August 15, 2005, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.18 to Registration Statement No. 333-126315)

10.16

National Health Partners, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the registration statement on Form S-8, File No. 333-131589, filed with the SEC on February 6, 2006)

10.17

Employment Agreement, dated March 29, 2006, by and between the Company and Alex Soufflas (incorporated by reference to Exhibit 10.45 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.18

Restricted Stock Award Agreement, dated March 28, 2006, by and between the Company and David M. Daniels (incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.19

Restricted Stock Award Agreement, dated March 28, 2006, by and between the Company and Alex Soufflas (incorporated by reference to Exhibit 10.48 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.20

Restricted Stock Award Agreement, dated March 28, 2006, by and between the Company and Patricia S. Bathurst (incorporated by reference to Exhibit 10.49 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2006)

10.22

Option to Acquire Shares of Common Stock, dated December 12, 2006, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.23

Option to Acquire Shares of Common Stock, dated December 12, 2006, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.24

Option to Acquire Shares of Common Stock, dated December 12, 2006, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.25

Amendment No. 1 to Option to Acquire Shares of Common Stock, dated December 12, 2006, between the Company and David M. Daniels (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.26

Amendment No. 1 to Option to Acquire Shares of Common Stock, dated December 12, 2006, between the Company and Alex Soufflas (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.27

Amendment No. 1 to Option to Acquire Shares of Common Stock, dated December 12, 2006, between the Company and Patricia S. Bathurst (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.29

First Amendment to Lease Agreement dated March 13, 2007 by and between the Company and Liberty Property Limited Partnership (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on March 19, 2007)

10.30

Restricted Stock Award, dated September 4, 2007, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 7, 2007)

10.31

Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on September 7, 2007)

10.32

Option to Acquire Shares of Common Stock, dated September 4, 2007, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on September 7, 2007)

10.33

Option to Acquire Shares of Common Stock, dated March 25, 2008, issued by the Company to David M. Daniels (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2008)

10.34

Option to Acquire Shares of Common Stock, dated March 25, 2008, issued by the Company to Alex Soufflas (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2008)

10.35

Option to Acquire Shares of Common Stock, dated March 25, 2008, issued by the Company to Patricia S. Bathurst (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-KSB filed with the SEC on March 31, 2008)

10.36	Option to Acquire Shares of Common Stock, dated December 30, 2008, issued by the Company to Patricia S. Bathurst

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the SEC on March 25, 2009)

23.1	Consent of HJ & Associates, LLC

23.2	Consent of Carson Boxberger LLP (incorporated by reference to Exhibit 23.2 to Registration Statement No. 333-148086)

† Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been granted with respect to the omitted portions.

ITEM 17.                                              UNDERTAKINGS

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Horsham, Commonwealth of Pennsylvania, on April 28, 2009.

NATIONAL HEALTH PARTNERS, INC.

By:	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David M. Daniels	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 28, 2009
David M. Daniels

/s/ Alex Soufflas	Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2009
Alex Soufflas

EXHIBIT INDEX

Exhibit	Exhibit Description
23.1	Consent of HJ & Associates, LLC